UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Dover Corporation
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Dover Corporation

3005 Highland Parkway

Downers Grove, Illinois 60515

Notice of 2016 Annual Meeting of Shareholders

May 5, 2016

9:00 a.m. Central Time

Waldorf Astoria Chicago, 11 East Walton Street, Chicago, IL 60611

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders (the “Meeting”) at the Waldorf Astoria Chicago, 11 East Walton Street, Chicago, IL 60611, on May 5, 2016 at 9:00 a.m., Central Time, to be held for the following purposes:

1.	To elect eleven directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2016;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve amendments to Article 16 of our Restated Certificate of Incorporation to allow shareholders to act by written consent;

5.	To consider a shareholder proposal regarding proxy access, if properly presented at the Meeting; and

6.	To consider such other business as may properly come before the Meeting, including any adjournments or postponements thereof.

All holders of record at the close of business on March 7, 2016 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Meeting, we urge you to vote your shares as soon as possible.

March 24, 2016

By authority of the Board of Directors,

Ivonne M. Cabrera

Secretary

DOVER CORPORATION – 2016 Proxy Statement

MANAGEMENT PROPOSAL	67
Proposal 4 — Approval of Amendments to Article 16 of Our Restated Certificate of Incorporation to Allow Shareholders to Act by Written Consent	67

SHAREHOLDER PROPOSAL	69
Proposal 5 — Shareholder Proposal Regarding Proxy Access	69

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING	71

APPENDIX A — PROPOSED AMENDMENT TO ARTICLE 16 OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO ACT BY WRITTEN CONSENT	A-1

DOVER CORPORATION – 2016 Proxy Statement

PROXY SUMMARY

You have received this Proxy Statement because the Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the 2016 Annual Meeting of Shareholders (the “Meeting”). This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to read the entire Proxy Statement before voting. For more complete information regarding the 2015 performance of Dover Corporation (the “Company” or “Dover”), please review Dover’s 2015 Annual Report on Form 10-K included with this booklet.

Meeting Information

Date:	May 5, 2016	Location:	Waldorf Astoria Chicago 11 East Walton Street Chicago, IL 60611
Time:	9:00 a.m., Central Time
Record Date:	March 7, 2016

How to Cast Your Vote

Even if you plan to attend the Meeting in person, please cast your vote as soon as possible using one of the following methods:

•	Via internet by visiting www.proxyvote.com;

•	Via telephone by calling 1-800-690-6903; or

•	Via mail by marking, signing and dating your proxy card or voting instruction form (if you received proxy materials by mail) and returning it to the address listed therein.

Items of Business

There are five proposals to be voted on at the Meeting:

			Board Voting Recommendation	Page Reference
Item 1	–	The election of eleven nominees for director	FOR each director nominee	15
Item 2	–	The ratification of the appointment of PwC as our independent registered public accounting firm for 2016	FOR	26
Item 3	–	An advisory resolution to approve named executive officer compensation	FOR	66
Item 4	–	The approval of amendments to Article 16 of our Restated Certificate of Incorporation to allow shareholders to act by written consent	FOR	67
Item 5	–	A shareholder proposal regarding proxy access, if properly presented	AGAINST	69

Where You Can Find Additional Information

Our website is located at www.dovercorporation.com. Although the information contained on or connected to our website is not part of this Proxy Statement, you can view additional information on our website, such as the charters of our Board committees, our Corporate Governance Guidelines, our Code of Business Conduct & Ethics, our Related Person Transactions Policy, our Standards for Director Independence, other governance documents and reports that we file with the U.S. Securities and Exchange Commission (“SEC”). Copies of these documents also may be obtained free of charge by writing or calling the Corporate Secretary, Dover Corporation, 3005 Highland Parkway, Downers Grove, Illinois 60515, telephone: (630) 541-1540.

DOVER CORPORATION – 2016 Proxy Statement 1

PROXY SUMMARY

Director Nominees

The following table provides summary information about each director nominee:

Name	Age	Director Since	Primary Occupation	Committee Memberships	Other Public Company Boards

Peter T. Francis*	63	2007	Former President and CEO of J.M. Huber Corporation; Managing Member of Mukilteo Investment Management Company	C	0

Kristiane C. Graham*	58	1999	Private Investor	C, G	0

Michael F. Johnston*	68	2013	Retired Chief Executive Officer (“CEO”) of Visteon Corp.	C, G	2

Robert A. Livingston	62	2008	President and CEO of Dover		0

Richard K. Lochridge*	72	1999	Retired President of Lochridge & Company, Inc.	C (Chair)	2

Bernard G. Rethore*	74	2001	Chairman of the Board Emeritus and Retired CEO of Flowserve Corporation	A	2

Michael B. Stubbs*	67	1999	Managing Member of S.O.G. Investors, LLC	A	0

Stephen M. Todd*	67	2010	Former Global Vice Chairman of Assurance Professional Practice of Ernst & Young Global Limited	A	1

Stephen K. Wagner*	68	2010	Former Senior Adviser, Center for Corporate Governance, Deloitte & Touche LLP	A, G (Chair)	0

Keith E. Wandell*	66	2015	Former President and CEO of Harley-Davidson, Inc.	A	2

Mary A. Winston*	54	2005	Former Executive Vice President and Chief Financial Officer (“CFO”) of Family Dollar Stores, Inc.	A (Chair)	1

* Independent Director

A= Audit Committee; C= Compensation Committee; G= Governance and Nominating Committee

Director Retirements

Current directors Robert W. Cremin (Chairman of the Board) and Jean-Pierre M. Ergas are not standing for re-election and will retire from the Board effective as of the Meeting. Dover expresses its appreciation to both Messrs. Cremin and Ergas for their guidance and contributions during their years of dedicated service on the Board. The Board has elected Michael F. Johnston as Dover’s new independent Chairman effective following the Meeting, subject to his re-election to the Board.

DOVER CORPORATION – 2016 Proxy Statement 2

PROXY SUMMARY

Governance Highlights

The Board is committed to good corporate governance, which promotes the long-term interests of shareholders and strengthens Board and management accountability. Highlights include:

•	Separate Chairman and CEO roles

•	All directors are independent, other than CEO

•	Annual election of directors

•	Majority voting for directors and director resignation policy in uncontested elections

•	Proxy access right for shareholders holding 3% of our stock for three years to nominate up to 20% of our Board or two directors, whichever is greater

•	Annual advisory vote on executive compensation

•	Shareholder right to call special meetings at 25%

•	No supermajority vote required for business combinations

•	Robust succession planning
•	Average Board attendance of 97% in 2015

•	Annual Board and committee evaluations

•	Comprehensive annual individual evaluations of one-third of the directors

•	Regular executive sessions of independent directors

•	No shareholders rights plan

•	Strong share retention guidelines for directors and executive officers

•	Executive compensation driven by pay-for-performance philosophy

•	Executive officers not permitted to hedge or pledge company shares

Company Overview

Dover is a diversified global manufacturer delivering innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Our entrepreneurial business model encourages, promotes, and fosters deep customer engagement and collaboration, which has led to Dover’s well-established and valued reputation for providing superior customer service and industry-leading product innovation.

Dover’s businesses are aligned in four segments and organized around our key end markets. The segment structure is also designed to provide increased opportunities to leverage our scale and capitalize on productivity initiatives.

Our four segments are as follows:

•	Our Energy segment, serving the Drilling & Production, Bearings & Compression, and Automation end markets, is a provider of customer-driven solutions and services for safe and efficient production and processing of fuels worldwide and has a strong presence in the bearings and compression and automation markets.
•	Our Engineered Systems segment serves the Printing & Identification and Industrials markets and is focused on the design, manufacture and service of critical equipment and components serving the fast-moving consumer goods, digital textile printing, vehicle service, environmental solutions and industrial end markets.

DOVER CORPORATION – 2016 Proxy Statement 3

PROXY SUMMARY

•	Our Fluids segment, serving the Fluid Transfer and Pumps end markets, is focused on the safe handling of critical fluids across the retail fueling, chemical, hygienic, oil and gas and industrial end markets.

•	Our Refrigeration & Food Equipment segment is a provider of innovative and energy efficient equipment and systems serving the commercial refrigeration and food service end markets.

Our strategy is focused on:

•	Expanding our businesses in key markets with significant growth potential.

•	Capitalizing on our expertise and providing products and solutions globally to customers who value our offerings.
•	Innovating to address our customers’ needs and help them win in their markets.

•	Maintaining and emphasizing our entrepreneurial culture with intense customer focus.

2015 Performance Overview

Dover’s 2015 results were impacted by tough business conditions, particularly in oil & gas markets.

•	Full year consolidated revenue from continuing operations was $7.0 billion, a decrease of 10.3%, as compared to the prior year. This decrease included a decline in organic revenue of 9.8%, an unfavorable impact of 3.9% from foreign currency, and 0.1% decline due to a disposed product line, partially offset by a 3.5% increase in acquisition-related revenue. Diluted earnings per share (“EPS”) for the year ended December 31, 2015 was $3.74, compared to $4.61 EPS in the prior year period, representing a decrease of 19%. EPS from continuing operations for the year ended December 31, 2015 included discrete tax benefits of $0.11, compared to $0.07 EPS in the prior year period. Excluding these items, adjusted EPS from continuing operations decreased 20% to $3.63 from an adjusted EPS of $4.54 in the prior year period. EPS for the year ended December 31, 2015 and 2014 includes restructuring costs of $0.25 EPS and $0.19 EPS, respectively.

•	We acquired four businesses in 2015 for total net cash consideration of $567.8 million. The businesses were acquired to complement and expand upon existing operations within our Fluids and Engineered Systems segments. In addition, during 2015, in conjunction with the regular review of our portfolio and the fit of our businesses, we completed the divestitures of the Sargent Aerospace and Datamax O’Neil businesses. We also completed the divestiture of a product line within our Refrigeration and Food Equipment segment.

•	We continued our history of providing balanced capital returns to shareholders. In 2015, we repurchased approximately 8.2 million shares of our common stock for an aggregate cost of $600.2 million. In addition, we increased our quarterly dividend 5% in 2015, marking the 60th consecutive year of dividend increases. Dover has the third longest record of consecutive annual dividend increases of all listed companies, as reported by Mergent’s Dividend Achievers.

•	We increased our efforts around operating efficiencies through our Dover Excellence program. One key element of this program focuses on free cash flow generation, which increased in 2015. This program also supports our ongoing investment in product innovation and customer expansion activities. Additionally, during the year we took multiple steps to right-size our businesses to reflect difficult market conditions, especially in our Energy segment.

DOVER CORPORATION – 2016 Proxy Statement 4

PROXY SUMMARY

Key Features of Executive Compensation

Our compensation program for executive officers is designed to emphasize performance-based compensation in alignment with our business strategy. Fixed compensation elements, such as salary, although essential to a competitive compensation program, are not the focal point of our program. The majority of our named executive officers’ (“NEO”) compensation is “at risk,” which means that it varies year to year depending on factors such as earnings per share, earnings before interest and taxes, revenue or the internal total shareholder return (“iTSR”) of an NEO’s business unit and our actual stock price performance. We believe these financial metrics are clearly linked to the creation of shareholder value.

Highlights of our executive compensation program include:

•	Pay-for-performance philosophy – a substantial majority of NEO pay is performance based and tied to Dover’s stock price performance

•	Annual say-on-pay vote with 96% approval of shareholders voting on the matter in 2015
•	Strong share ownership guidelines for NEOs

•	Equity awards with anti-hedging and anti-pledging provisions

•	Significant portion of long-term compensation Is performance based

The charts below reflect the target pay mix of our CEO and the average of our other NEOs.

Shareholder Engagement

In 2015, we launched a shareholder engagement initiative at the direction of our Board as a way to ensure that we maintain an ongoing and open dialogue with our shareholders. We engaged with holders of over 20% of our outstanding shares on items including our executive compensation program and overall governance profile, including Board composition and succession planning. These discussions provided our Board with valuable insights into shareholder views. In this proxy statement, we describe the feedback we received, and acted upon, regarding several matters, including the description of certain features of our executive compensation program, our proposal to allow shareholders to act by written consent and our recent adoption of a proxy access by-law. In addition, given the strong support we received from shareholders with whom we engaged on the issue, our Board recently adopted an exclusive forum by-law provision designating Delaware, our state of incorporation, as the exclusive venue for certain shareholder suits brought against the corporation, its directors and employees, to reduce the potential risks associated with disruptive and costly multi-jurisdictional shareholder litigation. We plan to continue to actively engage with our shareholders on a regular basis to better understand and consider their views.

DOVER CORPORATION – 2016 Proxy Statement 5

GENERAL INFORMATION ABOUT THE MEETING

We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Meeting. We are mailing this Notice of Meeting and Proxy Statement beginning on or about March 24, 2016.

Record Date

The record date for determining shareholders eligible to vote at the Meeting is March 7, 2016. As of the close of business on that date, we had outstanding 155,119,311 shares of common stock. Each share of common stock is entitled to one vote on each matter.

Electronic Delivery of Proxy Materials

As permitted under SEC rules, we are making this Proxy Statement and our 2015 Annual Report on Form 10-K (which is our Annual Report) available to shareholders electronically via the internet. We believe electronic delivery expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Meeting. If you receive a notice of internet availability of proxy materials by mail, you will not receive a printed copy of the proxy materials by mail unless you specifically request them. Instead, the notice of internet availability will provide instructions as to how you may review the proxy materials and submit your voting instructions over the internet. If you receive the Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions in the notice of internet availability for requesting a printed copy. In addition, the proxy card contains instructions for electing to receive proxy materials over the internet or by mail in future years.

Shareholders of Record; Beneficial Owners

Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the notice of internet availability or proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the Meeting. If you received or requested printed copies of the proxy materials, Dover has enclosed a proxy card for you to use. You may also submit your proxy on the internet or by telephone as described in the proxy card.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you generally have the right to direct your broker on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote those shares in person at the Meeting unless you have a proxy, executed in your favor, from the holder of record of your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. We strongly encourage you to instruct your broker or nominee how you wish to vote.

Vote Required; Abstentions and Broker Non-Votes; Quorum

A majority of the votes cast at the Meeting is required to elect directors (Proposal 1). This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for that director to be elected. Our orga-nizational documents do not provide for cumulative voting.

DOVER CORPORATION – 2016 Proxy Statement 6

GENERAL INFORMATION ABOUT THE MEETING

Proposals 2 and 5 will require the affirmative vote of at least a majority of shares present in person or by proxy and entitled to vote at the Meeting. Proposal 5 is a shareholder advisory resolution that will not itself affect any amendment to our charter or by-laws.

Proposal 3 is a nonbinding, advisory resolution so its ultimate adoption is at the discretion of the Board. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Meeting will be deemed to be approval by the shareholders of Proposal 3.

Proposal 4 will require the affirmative vote of at least 80% of our outstanding shares of common stock.

If you are a shareholder of record and you sign and return your proxy card or vote electronically without making any specific selection, then your shares will be voted FOR all director nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5.

If you specify that you wish to “ABSTAIN” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Proposal 1. However, they will have the same effect as a vote against Proposals 2, 3, 4 and 5.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not provide your broker or nominee with voting instructions, the broker or nominee will have discretionary authority to vote your shares on routine matters only and will not vote your shares on non-routine matters. This is generally referred to as a “broker non-vote.” Only Proposal 2 will be considered a routine matter for the Meeting. Accordingly, broker non-votes will not affect the outcome of the vote on Proposal 1 but will have the same effect as a vote against Proposals 3, 4 and 5 as they will be counted as being present.

For purposes of the Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Voting Procedures

If you are a shareholder of record, you may vote in person at the Meeting or submit your proxy or voting instruction form over the internet, by telephone or by mail by following the instructions provided in our notice of internet availability, in the proxy materials or in the voting instruction form. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.

Revoking Your Proxy/Changing Your Voting Instructions

If you are a shareholder of record, whether you give your proxy over the internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by using the internet or the telephone or by mailing a new proxy card bearing a later date so long as it is received before the Meeting. You may also revoke your proxy by attending the

Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke your proxy. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to how you may change your voting instructions.

Shareholders Sharing the Same Address

SEC rules permit us to deliver one copy of the Proxy Statement or a notice of internet availability of the Proxy Statement to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of such shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a shareholder of record subject to householding and wish to receive a separate copy of the Proxy Statement, now or in the future, at the same address or if you are currently receiving multiple copies of the Proxy Statement at the same address and wish to receive only a single copy, please write to or call the Corporate Secretary, Dover Corporation, 3005 Highland Parkway, Downers Grove, Illinois 60515, telephone: (630) 541-1540.

DOVER CORPORATION – 2016 Proxy Statement 7

GENERAL INFORMATION ABOUT THE MEETING

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.

Proxy Solicitation Costs

We will pay the reasonable and actual costs of printing, mailing and soliciting proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies. We have retained

Morrow & Co., LLC to solicit brokerage houses and other custodians, nominees or fiduciaries, and to send proxies and proxy materials to the beneficial owners of such shares, for a fee of approximately $12,000 plus expenses.

DOVER CORPORATION – 2016 Proxy Statement 8

CORPORATE GOVERNANCE

We are committed to good corporate governance. Our Board annually reviews our corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by our shareholders. The following describes some of the actions taken to help ensure that our conduct earns the respect and trust of our shareholders, customers, business partners, employees and the communities in which we live and work.

Independent Chair/Directors	• We have an independent Chairman and all directors are independent, other than our CEO.

Director Elections

•  All of our directors are elected annually by our shareholders.

•  Our directors must receive a majority of the votes cast in uncontested elections to be elected.

•  We have a director resignation policy that requires a current director to tender his or her resignation to the Board if he or she does not receive a majority of the votes cast. The Governance and Nominating Committee will recommend to the full Board whether to accept the resignation or whether to take other action.

Proxy Access

•  We amended our by-laws to permit a shareholder or a group of up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.

Special Shareholder Meetings	• We amended our by-laws to provide that shareholders who hold 25% or more of our outstanding stock may call a special meeting of shareholders.

Elimination of Supermajority Provisions	• We amended our certificate of incorporation to eliminate the supermajority voting provision applicable to business combinations with related persons.

Shareholder Rights Plans	• We do not currently have a shareholder rights plan, also known as a poison pill.

Board Leadership Structure

The Chairman of our Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our CEO is also a member of the Board as a management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. In our view, this board leadership structure gives us an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.

Board Oversight of Risk Management

Our Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks and communicates with management about these processes. We have established a risk assessment team consisting of senior executives, which annually, with the assistance of a consultant, oversees a risk assessment made at the segment and operating company levels and, with that information in mind, performs an assessment of the overall risks our company may face. Each quarter, this team reassesses the risks at the Dover level, the severity of these risks and the status of efforts to mitigate them and reports to the Board on that reassessment.

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CORPORATE GOVERNANCE

Criteria for Director Nominees

The Board, in part through its delegation to the Governance and Nominating Committee, seeks to recommend qualified individuals to become members of the Board. The Board selects individuals as director nominees who, in the opinion of the Board, demonstrate the highest personal and professional integrity as well as exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other nominees to the Board, in collectively serving the long-term interests of all our shareholders. The Board prefers nominees to be independent of the Company, but believes it is desirable to have our CEO on the Board as a representative of current management. In considering diversity in selecting director nominees, the Governance and Nominating Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members. The Governance and Nominating Committee also considers our current Board composition and the projected retirement date of current directors, as well as such other factors it may deem to be in the best interests of Dover and its shareholders, including a director nominee’s leadership and operating experience (particularly as a CEO), financial and investment expertise and strategic planning experience. Given the global reach and broad array of the types of businesses operated by Dover, the Governance and Nominating Committee highly values director nominees with multi-industry and multi-geographic experience.

Keith E. Wandell, our newest director, is being nominated to stand for election by shareholders for the first time in 2016. He was appointed to the Board and Audit Committee on November 4, 2015. We believe that Mr. Wandell, as a former CEO with a record focused on growth, profitability, international expansion and innovation, brings both strategic and practical business expertise to the Board.

Director Nomination Process

Whenever the Governance and Nominating Committee concludes that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by shareholders in the same manner as nominees recommended from other sources. Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, care of the Corporate Secretary at our principal executive offices, 3005 Highland Parkway, Downers Grove, Illinois, 60515, or through our communications coordinator. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee, must comply with the procedures in our by-laws.

Director Independence

Our Board has determined that each of the current members of the Board, except for Robert A. Livingston who is our CEO, has no material relationship with Dover and satisfies all the criteria for being “independent” members of our Board. This includes the criteria established by the SEC and the New York Stock Exchange (“NYSE”) listing standards, as well as our standards for classification as an independent director which are available on our website at www.dovercorporation.com. Our Board makes an annual determination of the independence of each nominee for director prior to his or her nomination for re-election. No director may be deemed independent unless the Board determines that he or she has no material relationship with Dover, directly or as an officer, shareholder or partner of an organization that has a material relationship with Dover.

Majority Standard for Election of Directors

Under our by-laws and corporate governance guidelines, the voting standard in director elections is a majority of the votes cast. Under the majority standard, a director must receive more votes in favor

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CORPORATE GOVERNANCE

of his or her election than votes against his or her election. Abstentions and broker non-votes do not count as votes cast with respect to a director’s election. In contested director elections (where there are more nominees than available seats on the board), the plurality standard will apply.

For an incumbent director to be nominated for re-election, he or she must submit an irrevocable, contingent resignation letter. The resignation will be contingent on the nominee not receiving a majority of the votes cast in an uncontested election and on the

Board’s acceptance of the resignation. If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Governance and Nominating Committee will make a recommendation to our Board concerning the resignation. Our Board will act on the resignation within 90 days following certification of the election results, taking into account the committee’s recommendation. The Board will publicly announce its decision and, if the resignation is rejected, the rationale for its decision.

Board, Committee and Individual Director Evaluations

Our Board and its committees conduct robust annual self-evaluations of their performance. In addition, our Board evaluates one-third of our directors on a rotating individual basis each year with the purpose of assisting each director to be a more effective member of the Board. New directors undergo the evaluation process in each of their first two years on the Board.

Directors’ Meetings and Attendance

During 2015, the Board met 12 times. No director attended less than 75% of the board and standing committee meetings held while he or she was a member of the Board and relevant standing committee. Average board attendance was 97% in 2015. Our independent directors meet at regularly scheduled executive sessions at least quarterly without management representatives or non-

independent directors present. The Chairman of the Board presides at these sessions.

Our directors are expected to attend the annual shareholders meeting. All of the directors then on the Board attended the Annual Meeting of Shareholders held on May 7, 2015.

Governance Guidelines and Code of Ethics

Our Board long ago adopted written corporate governance guidelines that set forth the responsibilities of our Board and the qualifications and independence of its members and the members of its standing committees. In addition, our Board has a long-standing code of business conduct and ethics setting forth standards applicable to all of our companies and their employees, a code of ethics for our CEO and senior financial officers, and charters for each of its standing committees. All of these documents (referred to collectively as “governance materials”) are available on our website at www.dovercorporation.com.

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CORPORATE GOVERNANCE

Board Committees

Our Board has three standing committees – the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The table below sets forth a summary of our committee structure and membership information.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Robert W. Cremin (Chair)*		✓	✓
Jean-Pierre M. Ergas*			✓
Peter T. Francis		✓
Kristiane C. Graham		✓	✓
Michael F. Johnston		✓	✓
Robert A. Livingston
Richard K. Lochridge		✓ (Chair)
Bernard G. Rethore	✓
Michael B. Stubbs	✓
Stephen M. Todd	✓
Stephen K. Wagner	✓		✓ (Chair)
Keith E. Wandell	✓
Mary A. Winston	✓ (Chair)
Meetings in 2015	8	5	4

*Messrs. Cremin and Ergas are not standing for re-election and will retire from the Board effective as of the Meeting at which time the size of our Board will be reduced to eleven members. The Board has elected Michael F. Johnston as Dover’s new independent Chairman effective following the Meeting, subject to his re-election to the Board.

Audit Committee

The primary functions of the Audit Committee include:

•	Selecting and engaging our independent registered public accounting firm (“independent auditors”);

•	Overseeing the work of our independent auditors and our internal audit function;

•	Approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the committee;

•	Reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

•	Reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting.

The Audit Committee holds regular quarterly meetings at which it meets separately with each of our independent registered public accounting firm, PwC, our internal audit function, financial management and our general counsel to assess certain matters including the status of the independent audit process, management’s assessment of the effectiveness of internal control over financial reporting and the operation and effectiveness of our compliance program. In addition, the Audit Committee, as a whole, reviews and meets to discuss the contents of each Form 10-Q and Form 10-K (including the financial statements) prior to its filing with the SEC.

Our Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the SEC rules.

The Audit Committee’s responsibilities and authority are described in greater detail in its written charter.

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Compensation Committee

The Compensation Committee, together with our independent directors, approves compensation for the CEO of Dover. The functions of the Compensation Committee also include:

•	Approving compensation for executive officers who report directly to the CEO (together with the CEO, “senior executive officers”);

•	Granting awards and approving payouts under our 2012 Equity and Cash Incentive Plan (“LTIP”) and our Executive Officer Annual Incentive Plan (“AIP”);
•	Approving changes to our executive compensation plans;

•	Reviewing and recommending compensation for the Board; and

•	Overseeing succession planning and management development programs.

The Compensation Committee’s responsibilities and authority are described in greater detail in its written charter.

Governance and Nominating Committee

The Governance and Nominating Committee’s functions include:

•	Developing and recommending corporate governance principles to our Board;

•	Annually reviewing the requisite skills and characteristics of board members as well as the size, composition, functioning and needs of our Board as a whole;

•	Considering and recommending to the Board of Directors nominees for election to, or for filling any vacancy on, our Board in accordance with our by-
laws, our governance guidelines, and the committee’s charter;

•	Identifying and recommending to our Board any changes it believes desirable in the size and composition of our Board; and

•	Recommending to our Board any changes it believes desirable in structure and membership of our Board’s committees.

The Governance and Nominating Committee’s responsibilities and authority are described in greater detail in its written charter.

Communication with Directors

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted to Dover, care of our Corporate Secretary or through the communications coordinator, an external service provider, by mail, fax, telephone or via the internet as published on our website. The communications coordinator forwards such communications to Dover without disclosing the identity of the sender if anonymity is requested.

Shareholders and other interested persons may also communicate with our Board and the non-management directors in any of these same manners. Such communications are forwarded to the Chair of the Governance and Nominating Committee.

Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our senior executive officers or directors, any of their immediate family members or any of our 5% shareholders have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and an amount that exceeds $120,000, it would be subject to review and approval by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by our Board, which are available with the governance materials on our website.

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Under the procedures, management determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves or rejects the transaction. If the proposed transaction is immaterial or it is impractical or undesirable to defer the proposed transaction until the next committee meeting, the Chair of the committee decides whether to (i) approve the transaction and report the transaction at the next meeting or (ii) call a special meeting of the committee to review and approve the transaction. Should the proposed transaction involve the CEO or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve or reject the transaction. No director may participate in the review of any transaction in which he or she is a related person.

Compensation Consultant Independence and Fee Disclosure

The Compensation Committee has the authority and discretion to retain external compensation consultants as it deems appropriate. The Compensation Committee has adopted a policy to ensure the continuing independence and accountability to the committee of any advisor hired to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisor and Dover, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the Compensation Committee will annually review and pre-approve the services that may be provided to management by the independent advisor without further committee approval. Compensation Committee approval is required prior to Dover retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

Since February 2010, the Compensation Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its advisor. Semler Brossy does no other work for and has no other relationships with Dover. Semler Brossy focuses on executive compensation and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.

The Compensation Committee looks to its consultant to periodically review and advise regarding the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the Compensation Committee or management. Compensation decisions are made by, and are the responsibility of, the Compensation Committee and our Board, and may reflect factors and considerations other than the information and recommendations provided by the Compensation Committee’s consultant.

To ensure independence of the compensation consultant, the consultant reports directly to the Chair of the Compensation Committee and works specifically for the Committee solely on compensation and benefits.

Semler Brossy did not engage in any projects for management in 2015. The Compensation Committee has assessed the independence of Semler Brossy and concluded that its work for the Compensation Committee does not raise any conflict of interest.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board consists of directors with multi-industry and multi-geographic experience whose broad and diverse skills enable us to execute our strategic vision. Key areas of expertise include:

•	Strategic M&A, including experience with international acquisitions, post-merger integration, and portfolio restructuring.

•	Global Operations and Management, including experience with cross-border transactions, global market entry and expansion, and implementation of operational efficiency.

•	Strategy Development and Execution, including capital allocation and strategic planning expertise.

•	Deep and Diverse Industry Knowledge, including experience with diversified manufacturing in many of the markets and product areas relevant to Dover’s businesses.

•	Audit and Corporate Governance Matters, including experience with assurance and audit, regulation, and financial reporting.

•	Executive Leadership Experience, including leadership experience as former CEOs and CFOs of global public companies.

Current directors Robert W. Cremin (Chairman of the Board) and Jean-Pierre M. Ergas are not standing for re-election and will retire from the Board effective as of the Meeting. The Board has elected Michael F. Johnston as Dover’s new independent Chairman effective following the Meeting, subject to his re-election to the Board.

There are eleven nominees for election to our Board at this Meeting, each to serve until the next annual meeting of shareholders or his or her earlier removal, resignation or retirement. All of the nominees currently serve on our Board and are being proposed for re-election by our Board.

If any nominee for election becomes unavailable or unwilling for good cause to serve as a director before the Meeting, an event which we do not anticipate, the persons named as proxies will vote for a substitute nominee or nominees as may be designated by our Board, or the Board may reduce the number of directors. Directors will be elected by a majority of the votes cast in connection with their election.

Peter T. Francis
Independent Director Nominee
Age: 63
Director since 2007
Committee Served: Compensation

Business Experience:   Former President and CEO of J.M. Huber Corporation, a privately-held, diversified company focused on engineered materials, natural resources and technology-based services (from 1994 to 2009); Managing Member of Mukilteo Investment Management Company, responsible for investments in gas royalty and real estate partnerships, private equity funds, leveraged buyouts and stock portfolios.

Other Board Experience:   Former Chairman and Director J.M. Huber Corporation.

Skills and Qualifications:   The responsibilities of Mr. Francis as an investment manager require him to make regular business and investment decisions across a wide range of industries, an important perspective that he brings to the Board. He also contributes valuable perspectives on governance practices and change management informed in part by his role as a Faculty member at the Stanford University Graduate School of Business, where he teaches courses on business transition planning. His experience as Chairman, President and CEO for over 16 years of an international manufacturing conglomerate with locations in over 25 countries enables him to provide valuable input to the Board and our CEO on matters relating to: portfolio structuring; industrial manufacturing;

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management oversight, executive compensation, performance evaluation and succession planning; and Board governance and composition. As Chairman of the Board of J.M. Huber Corporation, Mr. Francis led the design of board processes, the implementation of individual board member evaluations, and the development of the audit, nominating, management and compensation, environmental and finance committee charters. As President and CEO, Mr. Francis entirely redesigned J.M. Huber’s strategy and restructured its portfolio with over 25 divestitures and 100 acquisitions. Mr. Francis has also lived or worked outside the United States for more than eight years and brings an international perspective to the Board. Mr. Francis has an MBA from Stanford University.

Kristiane C. Graham
Independent Director Nominee
Age: 58
Director since 1999
Committees Served: Compensation, Governance and Nominating

Business Experience:   Private Investor.

Skills and Qualifications:   Ms. Graham’s experience as a private investor with substantial holdings of Dover stock and her shared interests in Dover, including interests through charitable organizations of which she is a director, makes her a good surrogate for our individual and retail investors. Ms. Graham also has past experience with a commercial bank, primarily as a loan officer. She founded and operated an advisory company and a publication regarding international thoroughbred racing and now co-manages her family’s investments. During her time on the Board, she has devoted substantial time to monitoring the development of Dover operating company leaders, enabling her to provide the Board valuable insights regarding management succession. As a member of one of the founding families of Dover, Ms. Graham also brings to the Board a sense of Dover’s historical values, culture and strategic vision which the Board believes is beneficial as it considers various strategic planning alternatives for shaping Dover’s future.

Michael F. Johnston
Independent Director Nominee
Age: 68
Director since 2013
Committees Served: Compensation, Governance and Nominating

Business Experience:   Former CEO (from 2004 to 2008) and President and Chief Operating Officer (“COO”) (from 2000 to 2004) of Visteon Corporation, an automotive components supplier; former President of North America/Asia Pacific, Automotive Systems Group (from 1999 to 2000), President of Americas Automotive Group (from 1997 to 1999), and other senior management positions at Johnson Controls, Inc., an automotive and building services company. In May 2009, Visteon filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Other Board Experience:   Director of Armstrong World Industries and Whirlpool Corporation. Former Chairman and Director of Visteon Corporation. Former Director of Flowserve Corporation.

Skills and Qualifications:   Mr. Johnston brings to the Board industry insight, financial expertise and leadership experience garnered from his 17 years on the boards of global companies. During his career, he has served as CEO of an $18 billion global manufacturer, and has been a lead Director and Chairman of other major public companies. Mr. Johnston also brings valuable corporate governance perspectives from his prior board service, while his operations experience has helped him gain knowledge and a deep understanding in manufacturing, design, innovation, engineering, accounting and finance and capital structure. In addition, he has nearly 20 years of experience in building businesses in emerging economies. Mr. Johnston holds a bachelor’s degree in industrial management from the University of Massachusetts and an MBA from Michigan State University.

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Robert A. Livingston
Chief Executive Officer
Age: 62
Director since 2008
Committee Served: None

Business Experience:   President and CEO (since 2008), COO (2008) and Vice President (from 2007 to 2008) of Dover; former President and CEO of Dover Engineered Systems, Inc. (from 2007 to 2008); former President and CEO of Dover Electronics, Inc. (from 2004 to 2007); and former President of Vectron International, Inc. (2004).

Skills and Qualifications:   Mr. Livingston is Dover’s current CEO. The Board believes it is desirable to have on the Board one active management representative to facilitate its access to timely and relevant information and its oversight of management’s long-term strategy, planning and performance. Mr. Livingston brings to the Board considerable management experience and a deep understanding of Dover’s companies, history and operating model which he gained during more than 29 years in management positions at Dover companies, including 10 years in operating company positions in finance, general management and as President, and 14 years in senior management positions at three Dover segments, including four years as segment CEO. His background in finance, his experience in all aspects of management, including manufacturing operations, acquisitions, divestitures, restructurings and integrations, and his passion for leadership development enable him to give valuable input to the Board in matters involving business strategy, capital allocation, transactions and succession planning.

Richard K. Lochridge
Independent Director Nominee
Age: 72
Director since 1999
Committee Served: Compensation (Chair)

Business Experience:   Retired President of Lochridge & Company, Inc., a management consulting firm.

Other Board Experience:   Director of The Lowe’s Company, Inc. and Knowles Corporation. Former Director of PETsMART Inc.

Skills and Qualifications:   Mr. Lochridge’s experience in management consulting makes him a valuable contributor to the Board and advisor to our CEO on matters of strategy, organizational processes, global operations, leadership development, succession planning and risk-management. He worked many years with a major consulting company where a majority of his experience was with non-U.S. companies or covering international or global markets, and where he was for a time in charge of all international offices. In addition to Dover, over a period of 29 years, Mr. Lochridge has served on the boards of seven other public companies, including the two on which he currently serves. On these boards, he has at various times served as non-executive chair and chair of the audit, finance and compensation committees. His consulting work has enabled him to work closely with the boards and senior management of many public companies on complex and important transactions and projects in global arenas, giving him experience and insight that are beneficial to Dover.

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Bernard G. Rethore
Independent Director Nominee
Age: 74
Director since 2001
Committee Served: Audit

Business Experience:   Former CEO (from 1997 to 1999) and President (from 1998 to 1999) of Flowserve Corporation, a global industrial pump, seal and valve company.

Other Board Experience:   Chairman of the Board Emeritus and former Chairman of Flowserve Corporation. Director of Mueller Water Products, Inc. and Walter Energy, Inc. Former Director of Belden, Inc. and Maytag Corporation.

Skills and Qualifications:   Mr. Rethore brings to the Board valuable experience and expertise based on his more than 30 years in general management of diversified manufacturing companies conducting business in the U.S., Europe, Latin America and Asia in many of the markets and product areas relevant to Dover’s businesses. Mr. Rethore served as Chairman and CEO of Flowserve Corporation and, prior thereto, of BW/IP, Inc., two publicly traded, multi-national manufacturing companies in the flow control arena. He was also President of Phelps Dodge Industries and a Senior Vice President and member of the Senior Management Committee of Phelps Dodge Corporation. Mr. Rethore also has a considerable board/governance background, having served as a director or trustee for a number of public companies as well as educational and not-for-profit institutions. In 2008, he was named an Outstanding Director by the Financial Times (FT) Outstanding Directors’ Exchange. In 2012, Mr. Rethore was designated a Board Leadership Fellow by the National Association of Corporate Directors (“NACD”). Mr. Rethore’s extensive management experience makes him a valuable contributor to the Board and advisor to our CEO on matters involving business strategy, capital allocation, and acquisition and divestiture opportunities. He has an MBA with a major in Accounting from the Wharton School, where he was a Joseph P. Wharton Scholar and Fellow.

Michael B. Stubbs
Independent Director Nominee
Age: 67
Director since 1999
Committee Served: Audit

Business Experience:   Managing Member (from 1995 to present) of S.O.G. Investors, LLC, (consultant and investor in oil and gas, public and private equity, and real estate); former Director (from 1981 to 2009) and Audit Committee member of Moore-Handley, Inc. (wholesale hardware distributor); Director (from 1989 to 1995) and Chair of the Board (from 1991 to 1995) of Petroleum Communications, Inc. (communications services provider to the offshore energy industry); Co-founder, Director (from 1984 to 1996) and President (from 1984 to 1992) of Lyon, Stubbs & Tompkins, Inc. (SEC registered investment advisor); Director and member of the Executive Committee (from 1973 to 1982) of Ivy Corporation (construction materials).

Other Board Experience:   Former Director of Moore-Handley, Inc.

Skills and Qualifications:   Mr. Stubbs’s financial expertise, based on his extensive experience in the finance and investment professions, makes him a valuable asset to the Board in its financial oversight function and strategic planning. Mr. Stubbs has spent his entire professional career in finance, including working in mergers and acquisitions for a public company, having been a principal in several leveraged buyouts, and as a founder/principal of an SEC registered investment advisor. Mr. Stubbs has also served as CFO, President and Chair of various private companies. Like Ms. Graham’s, Mr. Stubbs’s family is one of the founding families of Dover. He brings to the Board extensive familiarity and experience with the founding principles, general business strategy and culture of Dover.

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Stephen M. Todd
Independent Director Nominee
Age: 67
Director since 2010
Committee Served: Audit

Business Experience:   Former Global Vice Chairman (from 2003 to 2010) of Assurance Professional Practice of Ernst & Young Global Limited, London, UK, an assurance, tax, transaction and advisory services firm; and prior thereto, various positions with Ernst & Young (since 1971).

Other Board Experience:   Member of the Board of Trustees and Chairman of the Audit Committee of PNC Funds and PNC Advantage Funds (registered management investment companies).

Skills and Qualifications:   Mr. Todd’s experience in the accounting profession makes him a valuable resource for the Board and Audit Committee. Mr. Todd brings to the Board significant financial experience in both domestic and international business following a 40-year career at Ernst & Young where he specialized in assurance and audit. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gives him unique insights into accounting and financial issues relevant to multinational companies like Dover, and he brings the perspective of an outside auditor to the Audit Committee.

Stephen K. Wagner
Independent Director Nominee
Age: 68
Director since 2010
Committees Served: Audit, Governance and Nominating (Chair)

Business Experience:   Former Senior Advisor, Center for Corporate Governance, of Deloitte & Touche LLP, an audit, financial advisory, tax and consulting firm (from 2009 to 2011); Managing Partner, Center for Corporate Governance, of Deloitte (from 2005 to 2009); Deputy Managing Partner, Innovation, Audit and Enterprise Risk, United States, of Deloitte (from 2002 to 2007); and Co-Leader, Sarbanes-Oxley Services, of Deloitte (from 2002 to 2005).

Skills and Qualifications:   Mr. Wagner’s over 30 years of experience in accounting make him a valuable resource for the Board and the Audit Committee. His work with Sarbanes-Oxley and other corporate governance regulations, including his years as Managing Partner at Deloitte & Touche’s Center for Corporate Governance, makes him well suited to advise the Board on financial, auditing and finance-related corporate governance matters. He brings to the Board an outside auditor’s perspective on matters involving audit committee procedures, internal control and accounting and financial reporting matters.

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Keith E. Wandell
Independent Director Nominee
Age: 66
Director since 2015
Committee Served: Audit

Business Experience:   Former President and CEO (from 2009 to 2015) of Harley-Davidson, Inc., a global motorcycle manufacturer; and former President and Chief Operating Officer (from 2006 to 2009), former Executive Vice President (from 2005 to 2006), former Corporate Vice President (from 1997 to 2005), former President of the Automotive Experience business (from 2003 to 2006) and President of the Power Solutions business (from 1997 to 2003) of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions.

Other Board Experience:   Director of Dana Holding Corporation and Constellations Brands, Inc. Former Chairman of Harley Davidson, Inc. and former Director of Clarcor, Inc.

Skills and Qualifications:   Mr. Wandell brings to the Board the valuable perspective of a strategic, experienced leader with a strong record focused on growth, profitability, international expansion and innovation. He has over 30 years of experience in diversified manufacturing businesses, most recently as the former Chairman and CEO of Harley-Davidson, Inc., where he led transformation efforts across the company’s product development, manufacturing and retail functions, focused on international expansion and implemented a restructuring plan. Prior to joining Harley-Davidson, Inc., Mr. Wandell served as President and Chief Operating Officer of Johnson Controls, Inc. and helped manage the company’s entry into the Chinese car-battery market as well as its subsequent joint venture with China’s largest battery manufacturer. In addition to his significant operating, financial and leadership experience in both domestic and international business, Mr. Wandell has served on the boards of four other public companies, including the two on which he currently serves. He holds a bachelor’s degree in business administration from Ohio University and an MBA from the University of Dayton.

Mary A. Winston
Independent Director Nominee
Age: 54
Director since 2005
Committee Served: Audit (Chair)

Business Experience:   Former Executive Vice President and CFO of Family Dollar Stores, Inc., a general merchandise retailer (from 2012 to 2015); former Senior Vice President and CFO of Giant Eagle, Inc., a grocery and fuel retailer (from 2008 to 2012); former President of Winsco Financial LLC, a financial and strategic consulting firm (from 2007 to 2008); and former Executive Vice President and CFO of Scholastic Corporation, a children’s publishing and media company (from 2004 to 2007).

Other Board Experience:   Director of Domtar Corporation; Former Director of Plexus Corporation.

Skills and Qualifications:   Ms. Winston brings to the Board valuable experience and expertise based on her years of financial management and leadership experience. Ms. Winston, who started her career as a CPA with a large global public accounting firm, has extensive experience with financial and accounting matters for large public companies. She previously served as CFO of Family Dollar Stores, Inc. and CFO of Giant Eagle, Inc. and Scholastic, Inc. Ms. Winston also held various senior executive positions in the finance departments of Visteon Corporation and Pfizer, Inc. She has been designated as a Board Leadership Fellow by the NACD. Ms. Winston’s background and experience make her a valuable contributor to the Board on matters involving audit committee procedures, financial analysis, internal control, and accounting and financial reporting matters. She holds a bachelor’s degree in accounting from the University of Wisconsin and an MBA from Northwestern University’s Kellogg School of Management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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Share Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership, as of March 7, 2016 (except as otherwise stated), of our common stock by the following:

•	Each director and each of our executive officers named in “Executive Compensation – Summary Compensation Table”;

•	All of the directors and executive officers as a group including the NEOs; and

•	Each person known to us to own beneficially more than 5% of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership for directors and executive officers is based on 155,119,311 shares of common stock outstanding on March 7, 2016. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned.

Name of Beneficial Owner	Number of Shares(1)		Percentage(1)
Directors (except Mr. Livingston):
Robert W. Cremin	18,016	(2)	*
Jean-Pierre M. Ergas	46,671		*
Peter T. Francis	17,662	(3)	*
Kristiane C. Graham	624,340	(4)	*
Michael F. Johnston	8,523	(5)	*
Richard K. Lochridge	16,539	(6)	*
Bernard G. Rethore	14,694	(7)	*
Michael B. Stubbs	441,749	(8)	*
Stephen M. Todd	12,665	(9)	*
Stephen K. Wagner	8,665	(10)	*
Keith E. Wandell	423		*
Mary A. Winston	14,336		*
NEOs:
Brad M. Cerepak	265,420	(11)	*
C. Anderson Fincher	150,036	(12)	*
Robert A. Livingston	1,522,872	(13)	*
Somasundaram Sivasankaran	103,264	(14)	*
William W. Spurgeon, Jr.	187,118	(15)	*
Directors and executive officers as a group (26 persons)	3,962,629	(16)	2.6%
5% beneficial owners:
BlackRock, Inc.	9,157,777	(17)	5.9%
State Street Corporation	9,348,695	(18)	6.0%
The Vanguard Group	13,699,026	(19)	8.84%

* Less than one percent.

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(1)	In computing the number of shares beneficially owned by an executive officer and the percentage ownership of such executive officers, (i) shares of common stock subject to stock-settled appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of March 7, 2016 and (ii) shares of common stock subject to restricted stock units that are scheduled to vest within 60 days of March 7, 2016, subject to the executive being an employee of Dover on the date of vesting. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Information about shares held through Dover’s 401(k) plan is as of March 1, 2016; fractional shares held in 401(k) accounts have been rounded down.

(2)	Represents shares held by a trust of which Mr. Cremin is the trustee.

(3)	Includes 4,687 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Francis departs from the Board.

(4)	Includes 195,159 shares held by foundations of which Ms. Graham is a director and in which she disclaims any beneficial ownership, 11,116 shares held in various trusts of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial ownership, 2,460 shares held by her minor children to which Ms. Graham disclaims any beneficial ownership and 4,687 deferred stock units which will be payable in an equal number of shares of common stock at the time Ms. Graham departs from the Board.

(5)	Includes 4,523 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Johnston departs from the Board.

(6)	Represents 8,886 shares held by a trust of which Mr. Lochridge is the trustee, 2,966 shares held in a ROTH IRA held by a trust owned by Mr. Lochridge and 4,687 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Lochridge departs from the Board.

(7)	Includes 12,828 shares held by a trust of which Mr. Rethore is the trustee.

(8)	Includes 1,000 shares held by his spouse, 20,972 shares held by a trust of which Mr. Stubbs is a co-trustee and various members of his immediate family are beneficiaries, and 15,050 shares held by trusts for which Mr. Stubbs has limited power to direct distributions, as to all of which shares Mr. Stubbs disclaims beneficial ownership, and includes 129,000 shares held in a grantor retained annuity trust; excludes 791,878 shares held by trusts of which Mr. Stubbs is a beneficiary.

(9)	Includes 4,687 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Todd departs from the Board.

(10)	Includes 4,687 deferred stock units which will be payable in an equal number of shares of common stock at the Mr. Wagner departs from the Board.

(11)	Includes 222,467 shares in respect of SSARs, 1,414 shares in respect of restricted stock units scheduled to vest on March 10, 2016 and 1,680 shares held in our 401(k) plan.

(12)	Includes 125,865 shares in respect of SSARs, 808 shares in respect of restricted stock units scheduled to vest on March 10, 2016 and 1,880 shares held in our 401(k) plan.

(13)	Includes 1,350,630 shares in respect of SSARs, 5,252 shares in respect of restricted stock units scheduled to vest on March 10, 2016 and 17,121 shares held in our 401(k) plan.

(14)	Includes 25,933 shares held in a limited partnership of which Mr. Sivasankaran is a partner, 73,593 shares in respect of SSARs, 808 shares in respect of restricted stock units scheduled to vest on March 10, 2016 and 1,598 shares held in our 401(k) plan.

(15)	Includes 137,968 shares in respect of SSARs, 808 shares in respect of restricted stock units scheduled to vest on March 10, 2016 and 10,194 shares held in our 401(k) plan.

(16)	Includes 2,379,165 shares in respect of SSARs, 11,554 shares in respect of restricted stock units scheduled to vest on March 10, 2016 and 41,073 shares held in our 401(k) plan.

(17)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc. with respect to beneficial ownership of Dover common stock as of December 31, 2015. BlackRock, Inc.’s offices are located at 40 East 52nd Street, New York, NY 10022.

(18)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G filed with the SEC on February 12, 2016 by State Street Corporation with respect to beneficial ownership of Dover common stock as of December 31, 2015. State Street Corporation’s offices are located at State Street Financial Center, One Lincoln Street, Boston, MA 02111.

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CORPORATE GOVERNANCE

(19)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2016 by The Vanguard Group with respect to beneficial ownership of Dover common stock as of December 31, 2015. The Vanguard Group’s address is 100 Vanguard Blvd., Malvem, PA 19355.

Stock Ownership Guidelines

Our Board has adopted a policy that directors are expected to hold at any time a number of shares at least equal to the aggregate number of shares they received as the stock portion of their annual retainer during the past five years, net of an assumed 30% tax rate.

Executive officers are expected to hold a number of shares with a value at least equal to a multiple of their annual salary. For a discussion of the executive officer share ownership guidelines, see “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Programs and Policies.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC and the NYSE. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2015.

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CORPORATE GOVERNANCE

Directors’ Compensation

Our non-employee directors receive annual compensation in an amount our Board sets from time to time. The directors’ annual compensation is payable partly in cash and partly in common stock in an allocation our Board may adjust from time to time. If any director serves for less than a full calendar year, the compensation to be paid to that director for the year will be pro-rated as deemed appropriate by the Compensation Committee.

For 2015, non-employee director compensation was as follows:

•	Annual retainer of $240,000, payable 50% in common stock and 50% in cash;

•	Audit Committee Chair – additional annual cash retainer of $15,000;

•	Compensation Committee Chair and Nominating and Governance Committee Chair – additional annual cash retainer of $10,000; and

•	Board Chairman – additional annual retainer of $150,000, payable $125,000 in cash and $25,000 in stock.

Under Dover’s 2012 Equity and Cash Incentive Plan (the “2012 Plan”), each non-employee director could elect to defer the receipt of 0%, 50%, or 100% of the equity compensation payable in 2015 until termination of services as a non-employee director. Shares deferred were converted into deferred stock units representing the right to receive one share of our common stock at the end of the deferral period. Dividend equivalents are credited on deferred stock units and will be distributed in cash at the time that shares are distributed in settlement of deferred stock units. Messrs. Francis, Johnston, Lochridge, Todd and Wagner and Ms. Graham elected to defer receipt of their 2015 equity compensation and received deferred stock units.

The table below sets forth the compensation paid to our directors (other than Mr. Livingston) for services in 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert W. Cremin	245,000	145,000	390,000
Jean-Pierre M. Ergas	127,500	120,000	247,500
Peter T. Francis	120,000	120,000	240,000
Kristiane C. Graham	120,000	120,000	240,000
Michael F. Johnston	120,000	120,000	240,000
Richard K. Lochridge	130,000	120,000	250,000
Bernard G. Rethore	120,000	120,000	240,000
Michael B. Stubbs	120,000	120,000	240,000
Stephen M. Todd	120,000	120,000	240,000
Stephen K. Wagner	120,000	120,000	240,000
Keith E. Wandell	18,740	18,740	37,480
Mary A. Winston	135,000	120,000	255,000

(1)	Amounts include the standard annual cash retainer, the Chairman’s additional cash retainer and the additional annual cash retainer for committee Chairs. Mr. Livingston does not appear on this table because he is a management director and does not receive any additional compensation for his service as a director. Mr. Wandell was first elected to the board on November 4, 2015; his compensation reflects his partial year of service.

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CORPORATE GOVERNANCE

(2)	On November 16, 2015, each of Messrs. Ergas, Rethore and Stubbs and Ms. Winston received 1,866 shares of common stock with an aggregate grant date fair market value of $120,000. Mr. Cremin received 2,254 shares of common stock with an aggregate grant date fair market value of $145,000. Mr. Wandell received 291 shares of common stock with an aggregate grant date fair market value of $18,740. Messrs. Francis, Johnston, Lochridge, Todd and Wagner and Ms. Graham each received 1,866 deferred stock units.

Effective January 1, 2016, the equity portion of the annual retainer payable to non-employee directors was increased from $120,000 to $130,000. All other non-employee director compensation remains unchanged from 2015.

DOVER CORPORATION – 2016 Proxy Statement 25

AUDITOR INFORMATION

PROPOSAL 2 —	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the independent registered public accounting firm of PwC to audit the annual accounts of Dover and its subsidiaries for 2016. PwC has audited the financial statements for the Company for more than three years. Representatives of PwC are not expected to be present at the Meeting.

Although shareholder ratification of PwC’s appointment is not required by Dover’s by-laws or otherwise, our Board is submitting the ratification of PwC’s appointment for the year 2016 to Dover’s shareholders. If the shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as Dover’s independent registered public accounting firm for the year 2016 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Dover’s interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2016.

Audit Committee Report

The Audit Committee is composed of directors who, in the opinion of the Board, are independent and financially literate under NYSE rules and qualify as audit committee financial experts as defined by the SEC. Information concerning the credentials of the Audit Committee members can be found in the section of this proxy statement entitled “Proposal 1 – Election of Directors”.

The Audit Committee operates under a written charter adopted by the Board and available on Dover’s website. The Audit Committee assists the Board in overseeing the quality and integrity of Dover’s financial statements, compliance with legal and regulatory requirements, the qualifications, performance and independence of the independent auditors, and the performance of the internal audit function.

Among other things, the Audit Committee appoints the Company’s independent auditors and is directly involved in the selection of the lead audit engagement partner, discusses with the internal audit function and independent auditors the overall scope and plans for their respective audits, reviews the Company’s accounting policies and system of internal controls, reviews significant financial transactions, discusses with management and with the Board processes relating to risk management, pre-approves audit and permissible non-audit services provided by the independent auditors, and approves all fees paid to the independent auditors for such services.

For 2015, the Audit Committee engaged the independent registered public accounting firm PwC as Dover’s independent auditor. In selecting PwC, the Audit Committee considered, among other things: the experience and qualifications of the lead audit partner and other senior members of the PwC team; PwC’s historical performance on Dover’s audit and the quality of its communications with the Audit Committee; the results of the most recent internal quality control review or Public Company Accounting Oversight Board (“PCAOB”) inspection; PwC’s independence; its reputation for integrity and competence in the fields of accounting and auditing; the appropriateness of its fees; and its tenure as Dover’s independent auditors, including its understanding of the Company’s global businesses, accounting policies and practices, and internal control over financial reporting.

The Audit Committee discussed with PwC the overall scope and plans for the audit of Dover’s 2015 financial statements. The Audit Committee met with PwC, with and without management present, to discuss the results of PwC’s examination, their assessment of internal controls and the overall quality of financial reporting.

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AUDITOR INFORMATION

The Audit Committee reviewed and discussed, with both the management of Dover and PwC, Dover’s 2015 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements. The Audit Committee met a total of eight times in 2015 and 2016 to discuss 2015 quarterly and full-year financial results and related disclosures.

The Audit Committee has received the written disclosures and the Rule 3526 letter from PwC required by the applicable requirements of PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with PwC its independence, including the impact of any relationships or permitted non-auditing services on PwC’s independence. The Audit

Committee also discussed with PwC the matters required to be discussed under PCAOB Auditing Standard No. 1301. The Audit Committee has also received written materials addressing PwC’s internal control procedures and other matters required by NYSE listing standards.

Based upon the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2015 be included in Dover’s Annual Report on Form 10-K.

Audit Committee:

Mary A. Winston (Chair)

Bernard G. Rethore

Michael B. Stubbs

Stephen M. Todd

Stephen K. Wagner

Keith E. Wandell

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. Audit fees include fees for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only independent auditors provide, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for consolidated auditing services to us and our subsidiaries for 2015 and 2014 were $9,709,304 and $9,558,000 (including reimbursable expenses), respectively.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the audit of our financial statements, such as due diligence services pertaining to potential business acquisitions and dispositions and consultations concerning the accounting and disclosure treatment of events and the impact of final or proposed rules and standards. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for audit related services to us and our subsidiaries for 2015 and 2014 were $100,000 and $0, respectively.

Tax Fees. Tax fees include fees for services that are performed by professional tax staff other than in connection with the audit. These services include tax compliance services. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for tax services to us and our subsidiaries for 2015 and 2014 were $207,662 and $978,000, respectively.

All Other Fees. Other fees include fees for non-audit services not listed above that do not impair the independence of the auditor and are not prohibited by the SEC or Public Company Accounting Oversight Board. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for all other non-audit related services to us and our subsidiaries for 2015 and 2014 were $264,810 and $9,000, respectively. Other fees for 2015 relate primarily to market studies.

DOVER CORPORATION – 2016 Proxy Statement 27

AUDITOR INFORMATION

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has traditionally provided, the Audit Committee has adopted specific pre-approval policies and procedures. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of permissible audit-related services, non-audit-related services and tax services. Under the policies and procedures, pre-approval is generally provided for up to one year and any general pre- approval is detailed as to the particular services or category of services and is subject to a specific budget for each of them. The policies and procedures require that any other services be expressly and separately approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, pre-approved services which are expected to exceed the budgeted amount included in a general pre-approval require separate, specific pre-approval. For each proposed service, the independent auditors and management are required to provide detailed information to the Audit Committee at the time of approval. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence.

All audit-related and non-audit-related services of PwC during 2015 listed above under “Fees Paid to Independent Registered Public Accounting Firm” were pre-approved specifically or pursuant to the procedures outlined above. With respect to any tax services provided by PwC, PwC provided to the Audit Committee the communications required under PCAOB Rule 3524.

DOVER CORPORATION – 2016 Proxy Statement 28

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Dear Dover Shareholders:

The executive compensation programs at Dover are designed to attract and retain talented individuals who have the skills and experience Dover needs to achieve its business and financial objectives, and to align their interests with those of our shareholders.

When making executive pay decisions, we take into account our business strategy, considering both our annual financial performance and the long-term success of Dover. We ensure our compensation levels and programs are competitive, while maintaining consistency with market practices. We also ensure that compensation awards recognize the performance and contributions each executive makes toward Dover’s performance.

Thank you for being a Dover shareholder. We are pleased to share our compensation philosophy, our financial and strategic performance for the year, and the specifics of our compensation program for our senior executives.

Sincerely,

Richard K. Lochridge (Chair), Robert W. Cremin, Peter T. Francis, Kristiane C. Graham, Michael F. Johnston

Introduction and Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes Dover’s executive compensation programs in 2015. It describes Dover’s pay philosophy, how the Board, the Compensation Committee and the CEO have applied that philosophy to Dover’s executives and the process the Compensation Committee uses to make executive pay decisions, assess performance goals and results, and implement updates to our compensation program. There are five officers who are a Named Executive Officer (“NEO”):

•	Robert A. Livingston, President & Chief Executive Officer

•	Brad M. Cerepak, Senior Vice President & Chief Financial Officer

•	C. Anderson Fincher, President & Chief Executive Officer, Dover Engineered Systems

•	Somasundaram Sivasankaran, President & Chief Executive Officer, Dover Energy

•	William W. Spurgeon, Jr., President & Chief Executive Officer, Dover Fluids

Dover’s results in 2015 were impacted by difficult business conditions, particularly in the oil & gas markets. Over the course of the year, we increased our efforts around operating efficiencies through our Dover Excellence program. This program supports our ongoing investment in product innovation and customer expansion activities. We also took multiple steps to right-size our businesses to reflect difficult market conditions, especially in our Energy segment.

In 2015, we:

•	Generated revenue from continuing operations of $7.0 billion, a decrease of 10.3% from the prior year.

•	Delivered diluted EPS from continuing operations of $3.74, a decrease of 19% compared to $4.61 in the prior year.

•

Acquired four businesses in separate transactions for total net cash consideration of $567.8 million. The businesses were acquired to complement and expand upon existing operations within our Fluids and Engineered Systems segments. We also

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EXECUTIVE COMPENSATION

completed the divestitures of Sargent Aerospace and Datamax O’Neill and a product line within our Refrigeration and Food Equipment segment.

•	Repurchased approximately 8.2 million shares of our common stock for an aggregate cost of $600.2 million.

•	Increased quarterly dividends by 5%, marking the 60th year of dividend increases. Dover has the third longest record of consecutive annual dividend increases of all listed companies.

2015 Say-on-Pay Advisory Vote and Shareholder Outreach

In 2015, our executive compensation program received 96% approval from our shareholders (up from 94% in 2014). In 2015, we meet with a number of our largest shareholders to discuss executive compensation, governance and other issues. We engaged with holders of over 20% of our outstanding shares on items including our executive compensation program and overall governance profile, including Board composition and succession planning. During these meetings, investors told us that Dover’s pay practices are aligned with our pay-for-performance philosophy. The favorable shareholder vote was a factor in the Compensation Committee’s decision in 2015 to refrain from making substantial changes to our current compensation practices and policies. The Compensation Committee will continue to consider results from future shareholder advisory votes, as well as feedback from shareholders, in its ongoing evaluation of executive compensation programs and practices at Dover.

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EXECUTIVE COMPENSATION

Performance and Compensation Alignment

Our compensation programs are designed to support the primary objective of creating sustained, long-term value for our shareholders. To achieve this objective, management is required to execute Dover’s strategy, resulting in sustainable revenue and earnings growth. The Compensation Committee believes that a strong pay-for-performance philosophy aligns our executives’ goals with long-term value creation for our shareholders.

The primary elements of our philosophy include a clear pay strategy, emphasis on incentive-driven pay based on metrics that align with value creation for our shareholders and objectives that support our strategy. The following are key elements of our program:

•	Financial metrics that are clearly linked to the creation of shareholder value: earnings from continuing operations, revenue, and iTSR (increased enterprise value as measured by EBITDA growth plus free cash flow generation).

•	Focus on our business strategy to ensure our long-term compensation program aligns with the interest of our executives and shareholders by placing a heavy emphasis on performance-based stock compensation.
•	An annual review of both the level of compensation and the components of our programs.

•	A reference to the median of our peer group for total direct compensation, with consideration for internal pay equity, sustained performance, specific responsibilities, and experience with comparable market talent.

•	Total compensation opportunities are designed so that the large majority of compensation is based on business performance.

•	An annual cash bonus plan designed to reward annual financial performance as well as attainment of strategic objectives for the current year that the Board believes will assure the long-term success of Dover.

•	Executive benefits and programs that are consistent with those offered to other employees. We provide substantially no executive perquisites, nor does Dover own or operate any corporate aircraft.

The following chart demonstrates the variability of the CEO’s compensation, and the relationship between CEO pay and our performance over time, consistent with our pay-for-performance philosophy. The CEO’s total pay included in the chart represents the amount of compensation reported in the “Total” column, minus the amount reported in the “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” column, as applicable, in the Summary Compensation Table for each year. For a discussion of the elements of our executive compensation program, including incentive-based pay, see “Executive Compensation Process and Program Overview.”

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EXECUTIVE COMPENSATION

Dover’s Alignment with Leading Compensation Governance Practices

Yes	No

✓    The majority of target NEO pay opportunity is performance based (74% for the CEO; 65% for the other NEOs)

✓    The majority of target NEO pay opportunity is tied to Dover stock performance (75% for the CEO; 50% for the other NEOs)

✓    Starting in 2014, all long-term incentives are paid in stock, not cash

✓     Executives must hold significant amounts of Dover stock: five-times salary for the CEO, three-times for other NEOs

✓    All long-term incentives are earned or vest over three years

✓    Change in control (“CIC”) provisions require double trigger. Effective 2016, executive CIC provisions were reduced

✓     Executives participate in benefit and employee programs on the same basis as other Dover employees

✓     Clawback provisions are included in the Pension Replacement Plan (“PRP”), severance plan, and the CIC severance plan. Clawback provisions are set to take effect in our long-term incentive plan once the SEC issues final rules

✓    The Compensation Committee retains its own independent consultant. The consultant performs no other services for Dover

✓    Share repurchases mitigate the dilutive effects of stock compensation programs

✓    Each year, Dover interacts with key shareholders to seek feedback on Dover’s executive compensation programs

✗    No employment contracts

✗    No tax gross ups

✗    No repricing, reloads or exchanges of SSARs

✗    No SSARs granted below fair market value

✗    No hedging or pledging of Dover securities by executives, including margin loans

✗    No dividends are paid on performance shares or restricted stock units (“RSUs”) during the earning or vesting period. Dividend equivalents are accrued on RSUs, but only paid if the RSUs vest

✗    No special executive retirement arrangements

✗    No substantial executive perquisites, nor do we own or operate any corporate aircraft

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EXECUTIVE COMPENSATION

Executive Compensation Process and Program Overview

Guiding Principles for Executive Pay

Dover’s executive compensation programs are designed to do the following:

•	Focus executives on consistent long-term value creation and a balanced capital allocation program that outperforms that of our investors’ alternative investment choices in our industry space.

•	Attract and retain the right executives to look after our shareholders’ interests and manage our businesses.

•	Create the drive for over-achievement without creating undue risk to the Company.

Pay Mix Philosophy and Compensation Components

The pay packages of Dover executives consist predominantly of incentive-based pay, both annual and long-term focused. The ratio between fixed and variable pay varies by executive level, but for the CEO and his direct reports, including the NEOs, we feel it is appropriate that the vast majority of the pay package should be “at risk” incentive-based pay as shown in the chart below. Additionally, we believe that their incentive pay should be heavily weighted toward long-term performance and tied to share performance, with the annual incentives focused on key short-term drivers and progress on strategy.

DOVER CORPORATION – 2016 Proxy Statement 33

EXECUTIVE COMPENSATION

Each of the compensation components has a specific role in the overall design of our executive pay program. While the components are designed to be mutually reinforcing, care is taken to minimize overlap between them. The table below shows how each element fits into our overall executive pay program.

Variable Pay Element	One Year	Three Years	Ten Years	Objectives
Annual Incentives	• 50% tied to financial results: Revenue and Income • 50% tied to Individual Strategic Objectives			Short Term Annual Goals • Profitability • Growth • Progress on Strategy
Performance Shares*		• iTSR (EBITDA Growth and Cash Flow Generation) • Stock Price		Medium Term Goals • Shareholder Value Creation • Profitability • Growth
Restricted Stock Units*		• Stock Price		Medium Term Goals • Shareholder Alignment • Retention
Stock Settled Stock Appreciation Rights*			• Stock Price	Long Term Goals • Shareholder Value Creation • Retention

*	See section entitled Long-Term Incentive Plan for vesting details.

Base Salary

We pay executives an annual base salary that is benchmarked against the median for salaries of executives in comparable positions at our peer group companies based on both proxy and survey data. Salaries are reviewed annually and changes are driven by changes in the market and the individual executive’s responsibility. We believe paying a competitive base salary is important to attract and retain talented executives, although it is only a small component of their overall compensation. The majority of an executive’s compensation is performance based and provides an executive with the opportunity to earn significant payouts based upon business performance.

Annual Incentive Plan Bonus

An annual bonus may be earned each year based on an individual’s performance against both financial and individual strategic goals. For each NEO, the AIP bonus target amount is determined according to the executive’s business/function complexity, size, and overall impact on Dover’s results, as well as strategic leadership and managerial responsibility.

For 2015, 50% of an NEO’s annual bonus was based on the achievement of financial performance criteria based on earnings from continuing operations, revenue and/or operating earnings for segment executives. The other 50% of the annual bonus was based on the achievement of individual strategic objectives designed to create long-term value for Dover shareholders. These individual strategic objectives were set for the CEO by the Board at the beginning of the year and relate to specific strategic initiatives that the Board and management agreed were important for Dover to achieve in 2015. These initiatives were communicated to the CEO in February, tracked throughout the year, and progress against them was reviewed mid-year with the CEO. Following the end of the year, the Board reviewed the CEO’s attainment of or progress towards those specific strategic objectives when deciding the CEO’s annual bonus. The CEO’s strategic objectives were cascaded to his direct reports as appropriate based on their responsibilities or business portfolio.

Executives can achieve anywhere between 0% and 200% of their target bonus. However, above target payout is only earned for performance that is significantly above the targeted performance. Dover believes that balancing the measurement of performance for the AIP between financial and strategic objectives is an important factor in mitigating risk and in reinforcing the execution of Dover’s long-term strategy to create value for our shareholders.

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EXECUTIVE COMPENSATION

Long-Term Incentive Plan

The following table summarizes the components of our LTIP and the related performance criteria for awards granted in 2015. Note that all components are paid in stock rather than cash to encourage shareholder alignment through stock ownership.

LTIP Component	Performance Criteria	Purpose	Vesting or Exercise Period
Performance Shares	iTSR (EBITDA growth and cash flow generation)	To focus executives on core enterprise value creation	Awards are settled in shares at the end of the three-year performance period
Stock Settled Stock Appreciation Rights	Market Price of our Common Stock	To focus executives on share price appreciation	SSARs are not exercisable until three years after grant; they remain exercisable for another seven years
Restricted Stock Units	Market Price of our Common Stock	Retention and full alignment with the shareholder experience	Awards vest ratably over three years

LTIP Mix

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EXECUTIVE COMPENSATION

Performance Shares

After a thorough review of our compensation program led by our Compensation Committee in 2014, we eliminated the Cash Performance Program (“CPP”) for our NEOs and changed the metric of our performance shares to iTSR, a measure of enterprise value, from relative total shareholder return (“TSR”). The Compensation Committee determined that iTSR focuses executives on the financial and strategic drivers of long-term shareholder value. Based on its review, it concluded that iTSR is:

•	highly correlated with long-term shareholder value creation for a multi-industry company such as Dover, and

•	more effective in driving behaviors than relative TSR because it measures outcomes that are more within management’s control, such as revenue growth (organic and acquisition), and margin improvements.

iTSR measures the change in our enterprise value, as measured by an average peer group multiple of EBITDA, plus our free cash flow over a three-year performance period and focuses on growth, investment, and improving the portfolio with acquisitions and dispositions.

•	EBITDA Growth – We believe that EBITDA is useful for purposes of evaluating our ongoing operating profitability as it excludes the depreciation and amortization expense related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating our operating performance in relation to our competitors.

•	Free Cash Flow – Free cash flow is operating cash flow less capital spending, less cash used for acquisitions, plus cash received from divestitures. We believe that free cash flow is an important measure of our operating performance as it provides a measurement of cash generated from operations that is available to repay debt, pay dividends, fund acquisitions, and repurchase our common stock.

Since iTSR is an absolute measure, we have implemented safeguards to substantially eliminate large payouts resulting solely from economic cycles. Further, payouts under the program are in shares, and our shareholding requirements ensure that executives are exposed to the same stock price changes as our shareholders, including external stock market factors. Dividends are not accrued or paid on performance shares during the performance period.

Payouts for specific levels of iTSR are demanding and were rigorously back-tested to confirm that they are set to tie performance share payouts with comparable relative TSR performance levels. Awards are earned three years after the grant, provided iTSR exceeds a threshold level. No payouts will be made unless iTSR equals or exceeds 6%. The payout to any individual may not exceed 500,000 shares.

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EXECUTIVE COMPENSATION

Payouts of performance shares are made on a sliding scale using the following formula:

Pre-2014 Performance Shares

Prior to 2014, performance shares represented potential payments of common stock based on our TSR relative to our peer group over the three-year performance period. The grant for the performance period that ended in 2015 was made using this version of the performance program.

Actual payments may range from 0% to 200% of target grant, as follows:

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EXECUTIVE COMPENSATION

Stock Settled Stock Appreciation Rights

Similar to stock options, SSARs are granted to align executive interests with shareholder interests for stock price growth for several years into the future. They are granted to focus executives on increasing the stock price over the long term. SSARs give our NEOs the ability to participate in the price appreciation of a set number of shares of Company stock. Once SSARs vest, an NEO may exercise them any time prior to the expiration date. The proceeds from the exercise are paid to the NEO in the form of shares of Dover common stock to encourage continued share ownership and shareholder alignment.

Illustration of SSARs Exercise:

Base Price /Exercise Price	$60
Fair Market Value (“FMV”) on date of exercise	$80
Number of SSARs Granted	100

Exercise Step	Gain in Value	Total Value after Exercise	Total Shares Awarded post Exercise *
Calculation Formula	FMV - Ex. Price	Gain in Value x Number of SSARs	Total Value ÷ FMV
Result	$80 - $60 = $20 ($20 per SSAR)	$20 x 100 = $2,000	$2,000 ÷ $80 = 25

*	Subject to tax withholding

Restricted Stock Units

RSU grants are designed to attract and retain NEOs by providing them some of the benefits associated with stock ownership during the vesting period. It is the smallest portion of an NEO’s LTIP grant. Executives do not actually own the shares underlying the units, nor enjoy the benefits of ownership such as dividends and voting, until the vesting conditions are satisfied. Once vested, the NEO receives shares of Dover stock equivalent in number to the vested units and receives a cash amount equal to accrued dividends during the vesting period, net of withholding taxes.

Cash Performance Program (Phasing out)

Prior to 2014, executives were eligible for a three-year performance program that paid cash awards at the end of the performance period. As 2013 was the final year of CPP awards, 2016 is the final year of payouts for CPP (for the performance period 2013-2015).

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EXECUTIVE COMPENSATION

At grant, each award was assigned a target value denominated in the executive’s home currency. Over three years, the iTSR performance of the executive’s unit is measured and a payout percentage determined using the scale below. Like the performance shares,

iTSR must exceed a threshold performance level before any CPP awards are earned. Once the threshold has been surpassed, iTSR performance is measured straight line between three performance points. The performance scale is as follows:

For a discussion of the 2015 payouts, see “Summary Compensation Table” later in this Proxy Statement.

No payouts will be made unless iTSR equals or exceeds 6%. The payout to any individual may not exceed $5,000,000 and total payouts for all participants for a business unit may not exceed 1.75% of the value created at that business unit over the three-year performance period.

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EXECUTIVE COMPENSATION

Companies We Use for Comparison

The Compensation Committee references two overlapping peer groups in making executive compensation decisions: a smaller, more tightly clustered group for assessing executive pay levels and practices, and a broader group for assessing Dover’s financial performance and total shareholder return. For assessing executive pay programs and levels, the Compensation Committee selected a group of companies that are similar to Dover in terms of end market, complexity, revenues, and market capitalization. In 2015, with the help of its independent consultant, the Compensation Committee approved changes to that peer group, to arrive at the peer group below. Five peer companies were removed from last year’s group. Two of these were Danaher Corporation and Pall Corporation, as each of them had been part of a merger. Also removed were Precision Castparts Corp., Corning Inc. and The Timken Company to tighten the overall business focus of the group around Dover’s businesses. Three new companies were added, all of which are size-appropriate and business-comparable for Dover: Carlisle Companies, Colfax Corporation and Xylem Inc. We believe this group (listed below), in combination with survey-reported information, provides an appropriate representation of our market for executive talent.

In USD Millions	Financial Considerations		Qualitative Considerations
Company	2015 Revenue	2015 Market Cap(1)	Industry	>20% Global Revenues	Dover- like Structure	Same Analyst Coverage(2)
3M Company	$30,274	$92,751	Industrial Conglomerates	x	x	x
Cameron International Corp.	$8,782	$12,078	Energy Equipment & Services	x
Colfax Corporation	$3,967	$2,901	Industrial Machinery	x	x	x
Carlisle Companies	$3,543	$5,765	Industrial Conglomerates	x	x
Eaton Corporation	$20,855	$24,084	Electrical Equipment	x	x	x
Emerson Electric Co.	$22,304	$31,155	Electrical Equipment	x	x	x
Flowserve Corporation	$4,561	$5,507	Machinery	x		x
FMC Technologies Inc.	$6,363	$6,614	Energy Equipment & Services	x
Illinois Tool Works Inc.	$13,405	$33,688	Machinery	x	x	x
Ingersoll-Rand PLC	$13,301	$14,433	Machinery	x	x	x
Parker-Hannifin Corp.	$12,712	$13,187	Machinery	x		x
Pentair Limited	$6,449	$8,928	Machinery	x		x
Rockwell Automation Inc.	$6,308	$13,523	Electrical Equipment	x		x
Roper Industries Inc.	$3,582	$19,132	Industrial Conglomerates	x	x	x
SPX Corporation	$1,719	$381	Machinery	x	x	x
Textron Inc.	$13,423	$11,497	Aerospace & Defense	x	x
Xylem, Inc.	$3,653	$6,547	Industrial Machinery	x
Weatherford International Limited	$9,433	$6,536	Energy Equipment & Services	x

75th Percentile	$13,379	$17,957
Median	$7,616	$11,788
25th Percentile	$4,116	$6,539
Dover	$6,956	$9,501

(1)	As of 12/31/2015.
(2)	“Same analyst coverage” means company is covered by at least 5 of the analysts that cover Dover.

DOVER CORPORATION – 2016 Proxy Statement 40

EXECUTIVE COMPENSATION

Role of Internal Equity

Management and the Compensation Committee consider both market benchmarks (i.e., external equity), as well as the impact each executive role has relative to internal peers (i.e., internal equity) in establishing the executive pay structures used to govern pay.

Measurement of Relative TSR Performance (Pre-2014 Performance Shares)

For measuring relative TSR – the measurement basis for payouts of the pre-2014 performance shares – the Compensation Committee concluded that an expanded group of companies (building from the 18 above) would better represent the range of alternatives for our shareholders’ capital and help to mitigate the impact of any single company events on relative performance measurements.

Company size (revenues or market cap) was not explicitly considered in developing the expanded performance benchmarking group, as it is less of a direct consideration when comparing shareholder returns. Other than size, each of the previously mentioned criteria was utilized in determining the performance benchmarking peer group.

Performance Share TSR Comparison Group for Awards Made in 2013

3M Company	FMC Technologies Inc.	Regal Beloit Corp.
Actuant Corp.	Honeywell International Inc.	Rockwell Automation Inc.
AMETEK Inc.	Hubbell Incorporated	Roper Industries Inc.
Amphenol Corp.	IDEX Corporation	Snap-On Inc.
Cameron International Corp.	Illinois Tool Works Inc.	SPX Corporation
Carlisle Companies Inc.	Ingersoll-Rand PLC	Teledyne Technologies Inc.
Corning Inc.	Lennox International Inc.	Textron Inc.
Crane Company	Nordson Corp.	The Timken Company
Danaher Corporation	Pall Corporation	Tyco International Limited
Eaton Corporation	Parker-Hannifin Corp.	United Technologies Corp.
Emerson Electric Co.	Pentair Limited	Vishay Intertechnology Inc.
Flowserve Corporation	Precision Castparts Corp.	Weatherford International Limited

DOVER CORPORATION – 2016 Proxy Statement 41

EXECUTIVE COMPENSATION

Compensation Decision Making

The process for making executive compensation decisions for 2015 began with goal setting at the beginning of the year and concluded with the actual compensation payout decisions in early 2016. The process is designed to allow the Compensation Committee, the Board, and management time to reflect on and discuss information before being asked to approve a proposal or make decisions.

The process involves four parties: the Compensation Committee, the independent directors of the Board, the CEO, and the Committee’s independent consultant. The roles of each in making compensation decisions are:

Role	Responsibilities
Compensation Committee

•          Oversee the development and administration of our compensation and benefits policies and programs.

•          Evaluate and approve the performance of the CEO and each NEO against specified individual strategic objectives.

•          Review and approve Corporate and Business Segment performance measures, weightings, and strategic goals for the annual and long-term incentive plans in the context of our business strategy.

•          Formulate the compensation recommendations for our CEO and present to Board of Directors for approval.

•          Approve all compensation recommendations for direct reports to our CEO.

Board of Directors (excluding management representative)

•          Review the performance of our CEO mid-year and following the end of the fiscal year.

•          Provide vital feedback to our CEO about his performance and opportunities for improvement.

•          Review the recommendation of the Committee and, together with the Committee, determine the compensation for our CEO.

CEO

•          Recommend to the Committee salaries, annual incentive awards, and long-term incentive awards for his direct reports, including other NEOs.

•          Provide assessment of each officer’s performance including progress against strategic objectives, the performance of the individual’s respective segment or function, and employee retention considerations.

•          Play no role in matters affecting his own compensation other than providing the independent directors with a written self-assessment of his performance.

Independent Compensation Consultant: Semler Brossy

•          Provide the Committee with an evaluation of the market competitiveness of our executive compensation packages, an assessment of pay in relation to performance and input into CEO and other executive pay decisions.

•          Provide additional input on other compensation related matters at the request of the Committee.

•          Report directly to the Committee, and the Committee may replace the firm or hire additional consultants at any time.

•          A representative of the firm attends meetings of the Committee, upon request, and communicates with the Committee Chair between meetings.

DOVER CORPORATION – 2016 Proxy Statement 42

EXECUTIVE COMPENSATION

For 2015, the process was as follows:

2015 NEO Pay Decisions

The compensation awarded to our NEOs for 2015 reflects Dover’s financial performance and continued progress along its strategic path. However, actual compensation varies widely based upon performance of Dover as a whole or each NEO’s business unit.

DOVER CORPORATION – 2016 Proxy Statement 43

EXECUTIVE COMPENSATION

AIP Payouts

AIP is designed to reward our NEOs for the achievement of financial and strategic objectives that are linked to Dover’s longer term goals. The AIP is funded for Section 162(m) purposes by the achievement of an EPS goal, as determined under the plan. Achievement of our EPS target allows maximum bonuses to be paid, subject to the negative discretion of the Compensation Committee in determining the final bonuses. Achievement below the target reduces the bonus pool by 1% for every 1% below target; achievement above target does not increase the bonus pool. Taking into account the impact of businesses acquired during 2015, our 2015 EPS target was $4.84. We achieved adjusted EPS, determined on the basis described above, of $3.63 so bonuses were available to be paid at a level below maximum. The actual bonuses paid for the year were below target based on business results, reflecting our pay-for-performance focus. Under the AIP, 50% of each NEO’s target annual incentive is tied to the achievement of financial results and 50% is tied to the achievement of individual strategic objectives. Targets are set at the overall corporate level for corporate NEOs (Livingston, Cerepak) and at the segment level for segment NEOs (Fincher, Sivasankaran, Spurgeon). The financial targets listed below were utilized to determine the 50% of each NEO’s bonus tied to financial results.

NEO	2015 Targets			2015 Results
	In $millions
	Net Income(1)	Sales	EBIT(2)	Net Income(1)	Sales	EBIT(2)
Dover Corporation • Robert A. Livingston • Brad M. Cerepak	$789	$7,859	N/A	$596	$6,956	N/A
Dover Engineered Systems • C. Anderson Fincher	N/A	$2,467	$426	N/A	$2,343	$377
Dover Energy • Somasundaram Sivasankaran	N/A	$1,895	$380	N/A	$1,484	$173
Dover Fluids • William W. Spurgeon, Jr.	N/A	$1,560	$295	N/A	$1,399	$262

(1)	Net Income target and results include the impact of any acquisitions during 2015.
(2)	EBIT refers to earnings before interest and taxes.

Each of the NEOs had unique strategic objectives that were utilized to determine the remaining 50% of their annual incentive. The individual NEO strategic goals were linked to the overall success of Dover as it continues to move forward on its strategic pathway to achieve consistent long-term success. The strategic goals for the CEO are developed by the Compensation Committee at the beginning of the year, approved by the Board and communicated to the CEO in February. They are intended to focus on a limited and measurable set of goals which, if accomplished, will benefit the shareholders of Dover over the long term. The CEO in turn develops strategic goals for his direct reports which focus on measurable accomplishments in their individual areas of responsibility that will also benefit our shareholders over the long term.

In 2015:

•	Mr. Livingston (President & Chief Executive Officer) continued to improve our business by updating our long term strategy with a focus on organic growth opportunities, productivity increases, and disciplined capital allocation. He continued to lead the focus on developing people throughout Dover, with the introduction of refreshed leadership competencies for both selection and development. Additionally, several changes were made to improve our acquisition and business integration processes.

•	Mr. Cerepak (Senior Vice President & Chief Financial Officer) played a key role in the updating of our long term strategy. In addition, he played a key leadership role in driving productivity and working capital improvements throughout Dover. Under his leadership, Dover also made significant progress in the expansion of its shared service initiative.

DOVER CORPORATION – 2016 Proxy Statement 44

EXECUTIVE COMPENSATION

•	Mr. Fincher (President & CEO of Engineered Systems) identified and completed a key acquisition in the Digital Textile printing space and achieved solid organic growth driven by several new product introductions across both the Printing & ID and Industrial Platforms. Foreign exchange was a major negative impact on the segment, and through the achievement of productivity products, targeted pricing actions, and tight cost controls the segment was able to expand margins.

•	Mr. Sivasankaran (President & CEO of Energy), despite significant headwinds in the energy sector, was able to accomplish several key objectives to position the Energy segment for future growth, including increasing market share, continued international expansion, reducing working capital, and creating efficiencies across the segment that improved productivity.

•	Mr. Spurgeon (President & CEO of Dover Fluids) continued to execute on the Fluids strategic plan with significant revenue from new products, revenue growth outside the U.S., and the completion of a key acquisition in the fluid handling space. Continued progress in productivity and shared services helped overcome the impact of foreign exchange.

Overall, we performed below our financial targets in 2015 but made progress on our strategic objectives, including key acquisitions and divestures. Actual compensation varies widely based on the individual’s business unit and performance against specific strategic objectives.

NEO	Annual Bonus in $			Annual Bonus % of Target
	2013	2014	2015	2013	2014	2015
Robert A. Livingston	1,175,000	1,300,000	988,125	100%	104%	79%
Brad M. Cerepak	860,000	660,000	530,000	141%	105%	84%
C. Anderson Fincher (1)	–	550,000	450,000	–	105%	87%
Somasundaram Sivasankaran (1)	–	–	385,000	–	–	77%
William W. Spurgeon, Jr.	850,000	610,000	530,000	131%	94%	82%

(1)	Mr. Fincher first became a NEO with respect to 2014 and therefore 2013 is not illustrated. Mr. Sivasankaran first became a NEO with respect to the year 2015 and therefore the years 2013 and 2014 are not illustrated.

Realized Long-Term Performance-Based Compensation

Cash Performance Program

The three-year CPP rewards our executives for improving iTSR through earnings growth and cash flow generation over a three-year period. Targets are set at the corporate level for corporate NEOs (Livingston, Cerepak) and at the segment level for segment NEOs (Fincher, Sivasankaran, Spurgeon). During the most recent three-year plan period (2013-2015), Dover generated $1.3 billion in EBITDA and $795 million of free cash flow. The payout methodology and details of the plan can be found in the section entitled ”Long-Term Incentive Plan—Cash Performance Plan (Phasing Out)”. As 2013 was the final year of CPP awards, 2016 is the final year of payouts for CPP (for the performance period 2013-2015). The payouts from the plan for each of the three-year periods ending December 31, 2013, 2014 and 2015 were:

NEO	Cycle Ended:
	CPP Payout in $			CPP Payout as % of Original Grant
	2013(1)	2014	2015	2013(1)	2014	2015
Robert A. Livingston	2,658,800	2,014,680	0	266%	168%	0%
Brad M. Cerepak	797,640	629,588	0	266%	168%	0%
C. Anderson Fincher (2)	–	484,720	269,940	–	242%	135%
Somasundaram Sivasankaran (2)	–	–	0	–	–	0%
William W. Spurgeon, Jr.	1,500,800	1,310,120	790,760	375%	328%	198%

(1)	CPP payouts in 2013 were based on the segment structure in place at that time.
(2)	Mr. Fincher first became a NEO with respect to 2014 and therefore 2013 is not illustrated. Mr. Sivasankaran first became a NEO with respect to the year 2015 and therefore the years 2013 and 2014 are not illustrated.

DOVER CORPORATION – 2016 Proxy Statement 45

EXECUTIVE COMPENSATION

Performance Shares

In February 2013, we issued performance share awards to be earned over three years based on the TSR of Dover’s stock relative to its peer group over that time period. For the three-year period ending

December 31, 2015, Dover had a TSR of 19.44%, placing it at the 41.7th percentile of its peer group. This resulted in a payout of 73% for these performance shares.

2015 Changes to our Executive Compensation

Changes in Salary

Four of the NEOs received salary increases for 2016 to recognize their contributions relative to comparable positions at peer group companies and internal equity:

Mr. Livingston – 3%    Mr. Cerepak – 6.35%

Mr. Fincher – 2.9%    Mr. Sivasankaran – 4%.

Changes in Target Bonus and Long-term Incentives

There were no changes to target bonus or long-term incentive opportunities in 2016 for the NEOs.

NEO	2016
	Salary	Target Bonus	Target LTIP
Robert A. Livingston	$1,030,000	125%	$6,500,000
Brad M. Cerepak	$670,000	100%	$1,850,000
C. Anderson Fincher	$530,000	100%	$1,100,000
Somasundaram Sivasankaran	$520,000	100%	$1,100,000
William W. Spurgeon, Jr.	$650,000	100%	$1,100,000

Other Compensation Programs and Policies

Executive Severance

Our executive officers do not have employment contracts. All of our NEOs are eligible to participate in our severance plan. Under the plan, if we terminate an NEO’s employment without cause (as defined in the severance plan), the NEO will generally be entitled to receive twelve months of salary and healthcare benefits continuation, and a prorated bonus for time worked during the year. See “Potential Payments Upon Termination or Change-in-Control.”

Senior Executive Change-in-Control Severance Plan

We have a senior executive CIC severance plan. The CIC severance plan establishes the severance benefits payable to eligible executives if they are involuntarily terminated following a change-in-control. All of our NEOs are eligible to participate in the CIC severance plan. An executive eligible to participate in the CIC severance plan as of the date of a change-in-control will be entitled to receive severance payments under the plan if, within 18 months after the change-in-control, either the executive’s employment is terminated by the Company without “cause” or he or she terminates employment for “good reason” (as such terms are defined in the plan). The severance payments and benefits will consist of: a lump sum payment equal to 2.0 times their annual salary and target bonus, and a lump sum payment equal to the cost of Consolidated Omnibus Budget Reconciliation Act (COBRA) health care benefit continuation of the executive and covered family members for twelve months. See “Potential Payments Upon Termination or Change-in-Control.”

No executive may receive severance benefits under more than one plan or arrangement. Dover does not provide tax gross-ups in the CIC severance plan.

DOVER CORPORATION – 2016 Proxy Statement 46

EXECUTIVE COMPENSATION

Benefits

401(k), Pension Plan and Health & Wellness Plans

Our executive officers are able to participate in retirement and benefit plans generally available to our employees on the same terms as other employees. Dover and most of our businesses offer a 401(k) plan to substantially all U.S.-based employees and provide a Company matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant during the course of the year. Some of our U.S.-based employees also participate in a tax-qualified defined benefit pension plan. Effective December 31, 2013, we closed both our qualified and non-qualified defined benefit retirement plans to new employees. We intend to freeze any future benefit accruals in both plans effective December 31, 2023. All of our U.S.-based employees are offered a health and wellness plan (including health, term life and disability insurance). NEOs do not receive enhanced health and wellness benefits.

Non-Qualified Retirement Plans

We offer two non-qualified plans with participation generally limited to individuals whose annual salary and bonus earnings exceed the Internal Revenue Service (“IRS”) limits applicable to our qualified plans: our PRP and our deferred compensation plan. Effective for 2016, participation in the deferred compensation plan is open to employees with an annual salary equal to or greater than $175,000.

After December 31, 2009, benefits under the PRP before offsets are determined using the benefit calculation and eligibility criteria as under the pension plan, except that IRS limits on compensation and benefits do not apply. Prior to December 31, 2009, the participants in the PRP accrued benefits greater than those offered in the pension plan. Effective January 1, 2010, we modified this plan so that executives subject to IRS compensation limits will accrue future benefits that are substantially the same as benefits under the pension plan. Individuals who participated in the PRP prior to January 1, 2010 will receive benefits calculated under the prior benefit formula through December 31, 2009 and benefits calculated under the lower PRP benefit formula on and after January 1, 2010. Amounts receivable by the executives under the PRP are reduced by any amounts receivable by them under the pension plan, any qualifying profit sharing plan, Company-paid portion of social security benefits, and the amounts of the Company match in the 401(k) plan.

Effective December 31, 2013, the PRP was closed to new employees. All eligible employees as of December 31, 2013 will continue to earn PRP benefits through December 31, 2023 as long as they remain employed by Dover and its affiliates. Effective December 31, 2023, Dover intends to eliminate any future benefit accruals consistent with the freezing of benefit accruals under the pension plan.

We offer a deferred compensation plan to allow participants to elect to defer their receipt of some or all of their salary, bonuses and any payout of a cash performance award. The plan permits executive officers to defer receipt of part of their compensation to later periods and facilitates tax planning for the participants. Effective January 1, 2014, the deferred compensation plan was amended to provide for certain matching and additional contributions for participants who do not also participate in the PRP. Our NEOs are participants in the PRP and are not eligible for matching or additional contributions under the deferred compensation plan. Accordingly, we do not consider the deferred compensation plan to play a major role in our compensation program for our NEOs as we do not match any amounts deferred or guarantee any particular return on deferrals.

DOVER CORPORATION – 2016 Proxy Statement 47

EXECUTIVE COMPENSATION

Clawback Policy

Currently, our PRP includes clawback provisions for termination for cause and the severance plan and CIC severance plan provide for clawback of benefits for breaches of the plan. Our LTIP provides that awards will be subject to such clawback requirements and policies as may be required by applicable law or Dover policies in effect from time to time. We intend to adopt a broader recovery policy once the SEC issues final rules.

Anti-hedging and Anti-pledging Policy

Currently, all employees who receive an award under our LTIP, including all NEOs, are prohibited from hedging or pledging their position in Dover stock.

Perquisites

We provide substantially no executive perquisites, nor does the Company own or operate any corporate aircraft. Management and the Compensation Committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy.

As a result, we do not provide executive officers with social club memberships, company cars or car allowances, financial counseling, or any other perquisites. Executives participate only in programs generally available to Dover employees.

Shareholding Guidelines

We believe that our executives will most effectively pursue the long-term interests of our shareholders if they are shareholders themselves. In 2009, the Compensation Committee adopted formal share ownership guidelines (subject to exceptions that may be granted by the Committee for significant personal events or retirement planning). Our policy requires that NEOs hold/retain all equity grants until the share ownership guidelines are met. Based on current share ownership, all NEOs currently meet the guidelines.

The Compensation Committee reserves the right to provide a portion of annual bonus in stock for any officer who fails to meet or make satisfactory progress toward satisfying the guidelines.

DOVER CORPORATION – 2016 Proxy Statement 48

EXECUTIVE COMPENSATION

Risk Assessment

In 2015, Dover, with the assistance of Towers Watson, conducted a review of the formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. Towers Watson inventoried incentive compensation programs across the operating companies, segments, and corporate globally. Towers Watson then collected key information about each program including the number of participants, target annual awards or expected spend, income statement and balance sheet accounts tied to the program, performance metrics, and summary design features. Towers Watson used selection criteria developed with Dover management to choose individual programs for in-depth review. No programs were found to present a material adverse risk to the financial statements of Dover.

Independent Compensation Committee Advisor Policy

The Compensation Committee has an independence policy to ensure the continuing independence and accountability to the Committee of any advisor hired to assist the Committee in the discharge of its duties. The policy formalizes and fosters the independence of the Committee’s advisor from management, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the Committee will annually review and pre-approve the services that may be provided to management by the independent advisor without further Committee approval. Committee approval is required prior to management retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000. In 2015, the independent advisor did no work for management.

DOVER CORPORATION – 2016 Proxy Statement 49

EXECUTIVE COMPENSATION

Compensation Committee Report

We reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2015.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Dover’s Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Committee:	Richard K. Lochridge (Chair)
Robert W. Cremin
Peter T. Francis
Kristiane C. Graham
Michael F. Johnston

Summary Compensation Table

The Summary Compensation Table and notes show all remuneration for 2015 provided to our NEOs, consisting of the following officers:

•	Our President & Chief Executive Officer;

•	Our Senior Vice President & Chief Financial Officer; and

•	Our three other most highly compensated executive officers as of the end of 2015.

The determination of the most highly compensated executive officers is based on total compensation paid or accrued for 2015, excluding changes in the actuarial value of defined benefit plans and earnings on nonqualified deferred compensation balances.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert A. Livingston President & Chief Executive Officer	2015	1,000,000	988,125	2,599,974	3,097,433	0	586,000	19,341	8,290,873
	2014	1,000,000	1,300,000	2,600,056	3,751,109	2,014,680	2,696,650	9,100	13,371,595
	2013	950,000	1,175,000	1,343,769	5,337,219	2,658,000	0	11,160	11,475,148
Brad M. Cerepak Senior Vice President & Chief Financial Officer	2015	630,000	530,000	739,982	881,585	0	229,000	11,857	3,062,424
	2014	630,000	660,000	700,014	1,009,916	629,588	344,903	9,100	3,983,521
	2013	610,000	860,000	362,517	1,436,162	797,640	48,121	11,160	4,125,600
C. Anderson Fincher President & Chief Executive Officer, Dover Engineered Systems (7)
	2015	512,500	450,000	549,967	436,820	269,940	218,000	10,676	2,465,403
	2014	495,282	550,000	500,010	480,902	484,720	427,264	9,100	2,947,278

Soma Sivasankaran President & Chief Executive Officer, Dover Energy (7)	2015	479,167	385,000	549,967	436,820	0	161,000	10,676	2,022,630
William W. Spurgeon President & Chief Executive Officer, Dover Fluids	2015	650,000	530,000	549,967	436,820	790,760	256,000	10,676	3,224,223
	2014	650,000	610,000	500,010	480,902	1,310,120	1,303,922	11,022	4,865,976
	2013	650,000	850,000	167,941	516,510	1,500,800	0	12,522	3,697,773

DOVER CORPORATION – 2016 Proxy Statement 50

EXECUTIVE COMPENSATION

(1)	Bonus amounts generally represent payments under our AIP for the year indicated, for which payments are made in the first quarter of the following year. The AIP constitutes a non-equity incentive plan under FASB ASC Topic 718. Although they are based on the satisfaction of pre-established performance targets, these amounts are reported in the bonus column rather than the non-equity incentive plan compensation column to make clear that they are annual bonus payments for the year indicated and to distinguish them from the payouts under the cash performance awards granted under the Dover Corporation 2005 Equity and Cash Incentive Plan (the “2005 Plan”) or the Dover Corporation 2012 Equity and Cash Incentive Plan (the “2012 Plan”) for the three-year performance period ended December 31, 2015, 2014 and 2013.
(2)	The amounts generally represent (a) the aggregate grant date fair value of performance shares granted during the year indicated, calculated in accordance with FASB ASC Topic 718 and (b) beginning 2014, the aggregate grant date fair value of restricted stock unit awards granted during the year, calculated in accordance with FASB ASC Topic 718.
Under FASB ASC Topic 718, the 2013 performance share awards are considered performance conditioned awards and no probability assessment is made in calculating grant date fair value; the 2014 and 2015 awards are considered performance and service conditioned. The grant date fair value for the 2014 performance share awards was $82.51 and the grant date fair value for the 2015 performance share awards was $73.28 determined in accordance with FASB ASC Topic 718. The 2013 performance share awards were determined in accordance with FASB ASC Topic 718 using a value of $63.33 per share calculated using the Monte Carlo simulation model. The amounts represent the aggregate grant date fair value of awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718 and do not correspond to the actual value that might be realized by the named executives.
The grant date fair value of restricted stock unit awards was calculated in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s annual report on the Form 10-K for the year ended December 31, 2015, assuming no forfeitures. All restricted stock unit grants are eligible for dividend equivalent payments which are paid upon vesting.
For a discussion of the assumptions relating to calculation of the cost of equity awards, see Note 13 to the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	The amounts represent the aggregate grant date fair value of SSAR awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718, and do not correspond to the actual value that may be realized by the named executives. For a discussion of the assumptions relating to the calculation of the cost of equity awards, see the Notes to Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.
(4)	Amounts represent the payouts earned under cash performance awards granted for the three-year performance period ended on December 31 of the year indicated. The actual payouts were made during the first quarter of the following year. See the column under Note (1) for additional amounts paid as non-equity incentive plan compensation.
(5)	Amounts represent changes in present value of accumulated benefits under the pension plan and/or PRP during the year indicated. For more information see “– Pension Benefits through 2015.”
(6)	The amounts for 2015 for the NEOs are due to $9,100 in 401(k) matching contributions, as well as dividends received on RSUs.
The amounts for 2014 for the NEOs are categorized as follows: each of the NEOs had $9,100 in 401(k) matching contributions. The amount for Mr. Spurgeon includes $1,922 in health club membership reimbursement.
The amounts for 2013 for the NEOs are categorized as follows: Messrs. Livingston, Spurgeon and Cerepak had $11,160 in 401(k) matching contributions. Mr. Spurgeon received $1,362 in health club membership reimbursement.
(7)	Mr. Fincher became a NEO in 2014 and, therefore, we have not included information for 2013. Mr. Sivasankaran became a NEO in 2015 and, therefore, we have not included information for prior years.

DOVER CORPORATION – 2016 Proxy Statement 51

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2015

All awards listed in the table below have a grant date of February 12, 2015.

Name	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thresh- old ($)(1)	Target ($)	Maximum ($)	Thresh- old (#)(1)	Target (#)	Maximum (#)
Robert A. Livingston	SSAR (2)								212,882	73.28	3,097,433
	Performance Shares (3)				0	17,740	70,960				1,299,987
	RSU (4)							17,740			1,299,987
	AIP (5)		1,250,000	2,500,000
Brad M. Cerepak	SSAR (2)								60,590	73.28	881,585
	Performance Shares (3)				0	5,049	20,196				369,991
	RSU (4)							5,049			369,991
	AIP (5)		630,000	1,260,000
C. Anderson Fincher	SSAR (2)								30,022	73.28	436,820
	Performance Shares (3)				0	4,503	18,012				329,980
	RSU (4)							3,002			219,987
	AIP (5)		515,000	1,030,000
Somasundaram Sivasankaran	SSAR (2)								30,022	73.28	436,820
	Performance Shares (3)				0	4,503	18,012				329,980
	RSU (4)							3,002			219,987
	AIP (5)		500,000	1,000,000
William W. Spurgeon, Jr.	SSAR (2)								30,022	73.28	436,820
	Performance Shares (3)				0	4,503	18,012				329,980
	RSU (4)							3,002			219,987
	AIP (5)		650,000	1,300,000

(1)	Represents the minimum amount payable for a certain level of performance. Under each of our plans, there is no guaranteed minimum payment.
(2)	Represents an award of SSARs under the 2012 Plan that will not be exercisable until February 12, 2018. The grant date fair value was calculated in accordance with FASB ASC 718, using a Black-Scholes value of $14.55 per SSAR.
(3)	Represents an award of performance shares under the 2012 Plan. The performance shares vest and become payable after the three-year performance period ending December 31, 2017 subject to the achievement of the applicable performance goal. The performance share awards are considered performance and service awards per FASB ASC 718 and the grant date fair value for the awards was calculated in accordance with FASB ASC 718, using a value of $73.28 per share.
(4)	Represents an award of restricted stock units under the 2012 Plan made on February 12, 2015. The grant vests in three equal annual installments beginning on the first anniversary of the grant date. The grant date fair value for the awards were calculated in accordance with FASB ASC 718, using a value of $73.28 per share.
(5)	The amounts shown in this row reflect the potential payouts in February 2016 for 2015 under the AIP. The bonus amount actually paid in February 2016 is disclosed in the Summary Compensation Table in the column “Bonus” for 2015 for the executive officer.

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Outstanding Equity Awards at Fiscal Year-End 2015

Awards listed below with grant dates beginning in 2013 were made under the 2012 Plan. Awards listed below with grant dates between 2006 through 2012 were made under the 2005 Plan. All equity awards outstanding as of February 28, 2014 were adjusted as a result of the spin-off of Knowles Corporation to preserve the value of the awards in accordance with the Employee Matters Agreement, dated February 28, 2014, between Dover and Knowles Corporation.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Robert A. Livingston		212,882 (1)	73.28	2/12/2025
		189,068 (2)	82.51	3/10/2024
		293,708 (3)	63.33	2/14/2023
	249,924 (4)		57.62	2/9/2022
	204,485 (5)		58.69	2/10/2021
	317,553 (6)		37.79	2/11/2020
	176,023 (7)		25.96	2/12/2019
	61,709 (8)		37.28	2/14/2018
	47,228 (9)		44.60	2/8/2017
					10,504 (10)	644,000 (11)	70,960 (13)	4,350,558 (16)
					17,740 (12)	1,087,639 (11)	63,024 (14)	3,864,001 (16)
							37,896 (15)	2,323,404 (16)
Brad M. Cerepak		60,590 (1)	73.28	2/12/2025
		50,903 (2)	82.51	3/10/2024
		79,032 (3)	63.33	2/14/2023
	47,728 (4)		57.62	2/9/2022
	37,489 (5)		58.69	2/10/2021
	58,218 (6)		37.79	2/11/2020
					2,828 (10)	173,385 (11)	20,196 (13)	1,238,217 (16)
					5,049 (12)	309,554 (11)	16,968 (14)	1,040,308 (16)
							10,222 (15)	626,711 (16)
					5,389 (17)	330,400 (19)
					40,000 (18)	2,542,400 (19)

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Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
C. Anderson Fincher		30,022 (1)	73.28	2/12/2025
		24,239 (2)	82.51	3/10/2024
		14,211 (3)	63.33	2/14/2023
	15,620 (4)		57.62	2/9/2022
	15,336 (5)		58.69	2/10/2021
	23,816 (6)		37.79	2/11/2020
	26,369 (7)		25.96	2/12/2019
	18,358 (8)		37.28	2/14/2018
	12,155 (9)		44.60	2/8/2017
					1,616 (10)	99,077 (11)	18,012 (13)	1,104,316 (16)
					3,002 (12)	184,053 (11)	14,544 (14)	891,693 (16)
							2,368 (15)	145,182 (16)
Somasundaram Sivasankaran		30,022 (1)	73.28	2/12/2025
		24,239 (2)	82.51	3/10/2024
		14,211 (3)	63.33	2/14/2023
	15,620 (4)		57.62	2/9/2022
	15,336 (5)		58.69	2/10/2021
	23,816 (6)		37.79	2/11/2020
	4,610 (7)		25.96	2/12/2019
					1,616 (10)	99,077 (11)	18,012 (13)	1,104,316 (16)
					3,002 (12)	184,053 (11)	14,544 (14)	891,693 (16)
							2,368 (15)	145,182 (16)
William W. Spurgeon, Jr.		30,022 (1)	73.28	2/12/2025
		24,239 (2)	82.51	3/10/2024
		28,423 (3)	63.33	2/14/2023
	31,240 (4)		57.62	2/9/2022
	30,672 (5)		58.69	2/10/2021
	47,633 (6)		37.79	2/11/2020
					1,616 (10)	99,077 (11)	18,012 (13)	1,104,316 (16)
					3,002 (12)	184,053 (11)	14,544 (14)	891,693 (16)
							4,736 (15)	290,364 (16)

(1)	SSARs granted on February 12, 2015 that are not exercisable until February 12, 2018.
(2)	SSARs granted on March 10, 2014 that are not exercisable until March 10, 2017.
(3)	SSARs granted on February 14, 2013 that became exercisable on February 14, 2016.
(4)	SSARs granted on February 9, 2012 that became exercisable on February 9, 2015.
(5)	SSARs granted on February 10, 2011 that became exercisable on February 10, 2014.
(6)	SSARs granted on February 11, 2010 that became exercisable on February 11, 2013.
(7)	SSARs granted on February 12, 2009 that became exercisable on February 12, 2012.

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(8)	SSARs granted on February 14, 2008 that became exercisable on February 14, 2011.
(9)	SSARs granted on February 8, 2007 that became exercisable on February 8, 2010.
(10)	Restricted stock units granted on March 10, 2014 that vest in three equal annual installments beginning on the first anniversary of the grant date.
(11)	The amount reflects the number of units granted multiplied by $61.31, the closing price of our common stock on December 31, 2015.
(12)	Restricted stock units granted on February 12, 2015 that vest in three equal annual installments beginning on the first anniversary of the grant date.
(13)	Performance shares granted on February 12, 2015 become payable after December 31, 2017 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (400%).
(14)	Performance shares granted on March 10, 2014 become payable after December 31, 2016 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (400%).
(15)	Performance shares granted on February 14, 2013 became payable after December 31, 2015 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum target level of performance (200%). The actual amount paid was 73% based on level of performance achieved.
(16)	The amount reflects the number of performance shares payable based on achievement of the maximum level of performance multiplied by $61.31, the closing price of our common stock on December 31, 2015.
(17)	Represents restricted stock units granted on March 7, 2014 that vested on February 10, 2016.
(18)	Restricted stock granted on February 10, 2011 that vested on February 10, 2016.
(19)	The amount reflects the number of shares granted multiplied by $61.31, the closing price of our common stock on December 31, 2015.

Option Exercises and Stock Vested in 2015

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Robert A. Livingston	11,889	1,633,793	2,975	210,020
Brad M. Cerepak	–	–	767	54,146
C. Anderson Fincher	3,767	406,159	438	30,921
Somasundaram Sivasankaran	–	–	587	41,439
William W. Spurgeon, Jr.	–	–	457	32,262

(1)	The “value realized on exercise” provided in the table represents the difference between the average of the high and low trading price on the exercise date and the exercise or base price, multiplied by the number of shares acquired upon exercise of the award.
(2)	Represents the vesting of a portion of the 2014 grants of restricted stock units; the number of shares acquired is the full number of restricted stock units vested, not the net number of shares received by the NEO after withholding. There was no Performance Share payout in 2015 (for the performance period ended 12/31/2014).
(3)	This value represents the difference between the average of the high and low trading price on the date of vesting multiplied by the number of restricted stock units vested.

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Pension Benefits through 2015

Name	Plan Name	Number of Years Credited Service (#)	Normal Retirement Age (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert A. Livingston (2), (3), (4)	Pension Plan	14	65	341,041	Not offered
	PRP	30	65	13,530,452	Not offered
Brad M. Cerepak	Pension Plan	7	65	205,511	Not offered
	PRP	6.6	65	863,438	Not offered
C. Anderson Fincher (2), (6)	Pension Plan	22	65	351,306	Not offered
	PRP	21.9	65	1,094,553	Not offered
Somasundaram Sivasankaran	Pension Plan	12.0	65	266,298	Not offered
	PRP	11.8	65	687,428	Not offered
William W. Spurgeon, Jr. (2), (5)	Pension Plan	23	65	677,684	Not offered
	PRP	22.9	65	4,757,206	Not offered

(1)	This amount was earned by the NEO over his years of service. The present value of benefits was calculated assuming that the executive will receive a single lump sum payment upon retirement at the later of his current age or age 65.
(2)	Eligible to retire with the portion of his PRP benefit accrued through December 31, 2009 payable unreduced at age 62 with 10 years of service.
(3)	Mr. Livingston’s benefit under the Dover pension plan is based on 11.25 years of service while at Dover (August 1, 1983 through October 31, 1987 and service after January 1, 2009) and 2.75 years which was earned prior to the date the company he worked for was acquired by Dover. The present value of Mr. Livingston’s PRP benefits assuming retirement at age 62 is $16,668,850.
(4)	Mr. Livingston’s PRP service has been capped at 30 years per the plan document.
(5)	The present value of Mr. Spurgeon’s PRP benefits assuming age 62 retirement age is $5,812,917.
(6)	The present value of Mr. Fincher’s PRP benefits assuming age 62 retirement age is $1,417,043.

The amounts shown in the Pension Benefits table above are actuarial present values of the benefits accumulated through December 31, 2015. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the assumed discount rate, would be sufficient on an average basis to provide estimated future payments totaling the current accumulated benefit. For purposes of the table, the assumed retirement age for each NEO is 65, the normal retirement age under each plan. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

Pension Plan

We have a pension plan for which Dover employees, and the salaried employees of our participating subsidiaries, were eligible to become participants after they completed one year of service. Benefits under the pension plan for Dover employees, including those for the applicable NEOs, are determined by multiplying a participant’s years of credited service (up to a maximum of 35 years) by a percentage of their

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EXECUTIVE COMPENSATION

final average compensation, subject to statutory limits applicable to tax-qualified pension plans. Benefits for a number of the participating subsidiaries are determined under different benefit formulae.

Pension plan participants generally vest in their benefits after five years of employment or, if earlier, upon reaching age 65, which is the normal retirement age under the plan. All NEOs who participate in the pension plan are vested in their pension plan benefits and are eligible to begin receiving reduced benefits if their employment terminates before normal retirement age.

Effective December 31, 2013, the pension plan is closed to new employees. All pension eligible employees as of December 31, 2013 will continue to earn pension benefits through December 31, 2023 as long as they remain employed by an operating company participating in the plan. It is Dover’s present intention to eliminate any future benefit accruals after December 31, 2023.

Pension Replacement Plan

We also maintain the PRP, which is a non-qualified plan for tax purposes, to provide benefits to certain employees whose compensation and pension plan benefits are greater than the compensation and benefit limits applicable to tax-qualified pension plans. Prior to January 1, 2010, our plan which provided non-qualified retirement benefits was the Supplemental Executive Retirement Plan (“SERP”). Effective January 1, 2010, the SERP was amended to provide reduced benefits that are more consistent with the benefits provided under the pension plan and its name was changed to the PRP.

Employees are eligible to participate in the PRP if they hold certain positions within Dover, or its subsidiaries, are U.S. taxpayers and earn more than a set percentage above the Internal Revenue Code’s compensation limits for tax-qualified pension plans. Dover’s CEO may designate other employees as eligible and may revoke the eligibility of participants.

The formula for determining benefits accrued under the PRP after December 31, 2009, before offsets, is determined using the same benefit formula as under the pension plan, except that the Internal Revenue Code’s limits on compensation and benefits applicable to tax-qualified pension plans will not apply. Benefits under the former SERP, before offsets, were determined by multiplying the participant’s years of actual service with Dover companies, plus, in limited cases, prior service credit by a percentage of the participant’s final average compensation as defined under the plan.

Benefits payable under the PRP or SERP are reduced by the amount of Company-provided benefits under any other retirement plans, including the pension plan, as well as the Company-paid portion of social security benefits. PRP participants must complete five years of service to vest in their benefits. All NEOs who participate in the PRP, are fully vested in their benefits and commence receiving benefits upon termination of employment. PRP benefits may be forfeited for “cause” (defined as conviction of a felony which places a Dover company at legal or other risk or is expected to cause substantial harm to the business of a Dover company or its relationships with employees, distributors, customers or suppliers).

Normal retirement age for purposes of the PRP is age 65. Certain employees who were participants on or before March 1, 2010 will be entitled to receive the portion of their benefits that accrued through December 31, 2009 without any reduction due to early retirement if they retire after they reach age 62 and complete 10 years of service. Generally, benefits accrued after December 31, 2009 will be subject to early retirement reduction factors consistent with the reduction factors in the pension plan.

Effective December 31, 2013, the PRP is closed to new employees. All eligible employees as of December 31, 2013 will continue to earn to their PRP benefits through December 31, 2023 as long as they remain employed by Dover and its affiliates. It is Dover’s intention to eliminate any future benefit accruals after December 31, 2023, consistent with the freezing of benefit accruals under the pension plan.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation in 2015

Name	Plan Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)

Robert A. Livingston	Deferred Compensation Plan	n/a	n/a	n/a	n/a	n/a
	Executive Deferred Income Plan (2)	n/a	n/a	13,590	n/a	371,217
Brad M. Cerepak	Deferred Compensation Plan	n/a	n/a	n/a	n/a	n/a
C. Anderson Fincher	Deferred Compensation Plan	n/a	n/a	(1,260)	n/a	184,536
Somasundaram Sivasankaran	Deferred Compensation Plan	318,784	n/a	(76,019)	(220,056)	1,981,674
William W. Spurgeon, Jr.	Deferred Compensation Plan	340,956	n/a	(92,556)	n/a	1,530,661

(1)	If any amounts were shown as executive contributions in 2015, they would be included in the Summary Compensation Table in the salary, bonus or non-equity incentive plan compensation columns, as appropriate, for the respective officers.
(2)	In 1984-1985, we offered our executive officers an executive deferred income plan (the “EDIP”). Mr. Livingston participated in the EDIP, pursuant to which he elected to defer certain income during the period 1985-1988. We will repay this deferred income to him (or his estate) beginning when Mr. Livingston has reached age 65 and retired from our Company, and continuing thereafter for a period of 15 years. The amount Mr. Livingston deferred, $20,000, will be repaid together with interest compounding at the rate of 12.5%, through December 31, 2008. This was a competitive market interest rate at the time the program was introduced. As of January 1, 2009 and for each January 1 thereafter, Mr. Livingston’s deferrals plus interest credited thereon through December 31, 2008, will be credited with interest, compounded annually, at a rate equal to Moody’s Aa Corporate Bond Index published on December 31 of the preceding year. As part of the EDIP, we purchased whole life insurance policies payable to us to fund the anticipated cost of this program. This plan has been closed since 1988.

Our deferred compensation plan is a nonqualified plan that permits select key management and highly compensated employees on a U.S. payroll to irrevocably elect to defer a portion of their salary and bonus depending on the level of their salary, bonus, and cash performance payments. On October 15, 2013, the benefits committee amended, effective January 1, 2014, the deferred compensation plan to allow participants to defer compensation under the plan in excess of the compensation limit under Dover’s tax-qualified Section 401(k) retirement savings plan (limit is presently $265,000) and to provide participants who are not eligible to participate in the Pension Replacement Plan with the same level of matching and other employer contributions that they would have received if the $265,000 compensation limit under our Retirement Savings plan did not apply. Our NEOs participate in the Pension Replacement Plan and are therefore not eligible to receive matching and other employer contributions under the deferred compensation plan. As amended, the plan operates similar to an “excess” deferred compensation plan in that it provides for employer contributions on salary and bonuses in excess of the compensation limit permitted under the tax-qualified retirement savings plan.

Under the amended deferred compensation plan, an eligible participant’s account will be credited with matching employer contributions on salary and bonus deferred under the plan each year on or after January 1, 2014 at the same rate as under our retirement savings plan plus additional employer contributions at the same rate that the participant’s business unit makes “automatic” contributions under our retirement savings plan each year.

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EXECUTIVE COMPENSATION

Amounts deferred under the plan are credited with hypothetical investment earnings based on the participant’s investment elections made from among investment options designated under the plan. Participants are 100% vested in all amounts they defer, as adjusted for any earnings and losses on such deferred amounts. Effective as of January 1, 2010, a hypothetical investment option that tracks the value of Dover common stock, including any dividend payments, was added to the plan. This Dover stock unit fund does not actually hold any Dover stock, and participants who elect to participate in this option do not own any Dover common stock, or have any voting or other rights associated with the ownership of our common stock. Participants’ accounts are credited with the net returns of shares of our common stock equal to the number of stock units held by the participant. All distributions from the stock unit fund will be paid in cash. Balances allocated into the stock unit fund must remain in the stock unit fund for the remainder of the participant’s participation in the plan.

Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability or other termination of service, or at a scheduled in-service withdrawal date chosen by the participant.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below describe the payments to which each of the NEOs would be entitled in the event of termination of such executive’s employment or a change-in-control.

In November 2010, Dover adopted an executive severance plan (the “severance plan”) and senior executive CIC severance plan. See “Compensation Discussion and Analysis – Other Compensation Programs and Policies” for a description of the plans. The severance plan creates a consistent and transparent severance policy for determining benefits for all similarly-situated executives and formalizes Dover’s current executive severance practices. All of our executives, including our NEOs, are eligible to participate in the severance plan. The CIC severance plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments based on current market practices. The CIC severance plan applies to all executives who are subject to Dover’s senior executive shareholding guidelines on the date of a change-in-control (as defined in the plan), including all NEOs. Each of the severance plan and the CIC severance plan gives Dover the right to recover amounts paid to an executive under the plan as required under any claw-back policy of Dover as in effect from time to time or under applicable law.

The 2005 Plan, the 2012 Plan and Dover’s other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination.

The table below shows the aggregate amount of potential payments and other benefits that each NEO would have been entitled to receive if his employment had terminated in certain circumstances, other than as a result of a change-in-control, on December 31, 2015. The amounts shown assume that termination was effective as of December 31, 2015, include amounts earned through such time and are estimates of the amounts which could have been paid out to the executives upon their termination at that time. The actual amounts to be paid out can only be determined at the time of each executive’s separation from our Company. Annual bonuses are discretionary and are therefore omitted from the tables. No NEO was eligible for normal retirement as of December 31, 2015 so we have omitted that column from the table. As of December 31, 2015, Messrs. Livingston and Spurgeon were eligible for early retirement under the Rule of 70 under the 2005 and 2012 Plans in respect of all awards granted to them prior to such date.

Normal retirement is defined as retirement at age 62, 65 under the pension plan and the PRP, 65 (or 55 with 10 years of service) under the deferred compensation plan, 62 under the 2012 Plan for awards prior to August 6, 2014 and 65 for all grants thereafter. Early retirement is defined in each of the deferred compensation plan, the PRP and the pension plan as described in the applicable plan description above.

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With respect to awards under the 2005 Plan and 2012 Plan, early retirement is defined as termination for any reason other than normal retirement, death, disability or cause, under one of the following circumstances:

•	The executive has at least 10 years of service with a Dover company, the sum of his or her age and years of service on the date of termination equals at least 65, and for awards granted on or after August 6, 2014, is at least 55 years old (the “Rule of 65”), and the executive complies with certain notice requirements;

•	The executive has at least 15 years of service with a Dover company, the sum of his or her age and years of service on the date of termination equals at least 70, and for awards granted on or after August 6, 2014, is at least 60 years old (the “Rule of 70”), and the executive complies with certain notice requirements; or

•	The executive’s employment terminates because the company or line of business in which he or she is employed is sold and the executive remains employed in good standing through the closing date of the sale (“sale of a company”).

Any person who takes early retirement under the 2005 Plan (unless he or she waives the early retirement benefits) or takes early or normal retirement under the 2012 Plan is deemed to have expressly agreed that he or she will not compete with us on the following terms: the participant will not compete with us or any of our companies at which he or she was employed within the three years immediately prior to his or her termination, in the geographic areas in which we or that company actively carried on business at the end of the participant’s employment, for the period during which such retirement affords him or her enhanced benefits.

If the participant fails to comply with the non-compete provision, he or she forfeits the enhanced benefits referred to above and must return to Dover the economic value previously realized by reason of such benefits.

	Voluntary Termination ($)(1)	Involuntary Not for Cause Termination ($)(2)	For Cause Termination ($)(3)	Early Retirement under Rule of 65 or Rule of 70 ($)(4)

Robert A. Livingston
Cash severance (5)	N/A	2,300,000	N/A	N/A
Cash performance award (6)	N/A	0	0	0
Performance share award (7)	N/A	1,814,040	0	1,814,040
Stock options/SSARs (8)	N/A	17,421,277	0	17,421,277
Restricted Stock Units (9)	N/A	1,731,640	0	1,731,640
Retirement plan payments (10)	N/A	17,023,064	354,218(11)	17,023,064
Deferred comp plan	N/A	0	0	0
Health and welfare benefits (12)	N/A	21,166	0	0
Outplacement	N/A	10,000	N/A	N/A
Total:	N/A	40,321,187	354,218	37,990,021

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	Voluntary Termination ($)(1)	Involuntary Not for Cause Termination ($)(2)	For Cause Termination ($)(3)	Early Retirement under Rule of 65 or Rule of 70 ($)(4)

Brad M. Cerepak
Cash severance (5)	N/A	1,260,000	N/A	N/A
Cash performance award (6)	0	0	0	N/A
Performance share award (7)	228,748	228,748	0	N/A
Stock options/SSARs (8)	1,643,625	1,643,625	0	N/A
Restricted stock award/units (13)	0	2,452,400	0	N/A
Retirement plan payments (10)	1,026,488	1,026,488	197,195(11)	N/A
Deferred comp plan	0	0	0	N/A
Health and welfare benefits (12)	0	20,425	0	N/A
Outplacement	N/A	10,000	N/A	N/A
Total:	2,898,860	6,641,686	197,195	N/A

C. Anderson Fincher
Cash severance (5)	N/A	1,065,000	N/A	N/A
Cash performance award (6)	269,940	269,940	0	269,940
Performance share award (7)	52,972	201,587	0	201,587
Stock options/SSARs (8)	2,234,367	2,234,367	0	2,234,367
Restricted Stock Units (9)	0	0	0	99,077
Retirement plan payments (10)	1,780,034	1,780,034	331,661(11)	1,780,034
Deferred comp plan (14)	184,536	184,536	184,536	184,536
Health and welfare benefits (12)	0	20,254	0	0
Outplacement	N/A	10,000	N/A	N/A
Total:	4,541,850	5,765,719	516,197	4,769,542

Somasundaram Sivasankaran
Cash severance (5)	N/A	1,020,000	N/A	N/A
Cash performance award (6)	0	0	0	N/A
Performance share award (7)	52,972	52,972	0	N/A
Stock options/SSARs (8)	735,004	735,004	0	N/A
Restricted Stock Units	0	0	0	N/A
Retirement plan payments (10)	1,139,191	1,139,191	232,706(11)	N/A
Deferred comp plan (14)	1,981,674	1,981,674	1,981,674	N/A
Health and welfare benefits (12)	0	17,824	0	N/A
Outplacement	N/A	10,000	N/A	N/A
Total:	3,908,841	4,956,665	2,214,380	N/A

DOVER CORPORATION – 2016 Proxy Statement 61

EXECUTIVE COMPENSATION

	Voluntary Termination ($)(1)	Involuntary Not for Cause Termination ($)(2)	For Cause Termination ($)(3)	Early Retirement under Rule of 65 or Rule of 70 ($)(4)

William W. Spurgeon, Jr.
Cash severance (5)	N/A	1,260,000	N/A	N/A
Cash performance award (6)	N/A	790,760	0	790,760
Performance share award (7)	N/A	328,928	0	328,928
Stock options/SSARs (8)	N/A	1,315,964	0	1,315,964
Restricted Stock Units (9)	N/A	221,758	0	221,758
Retirement plan payments (10)	N/A	6,661,393	650,402(11)	6,661,393
Deferred comp plan (14)	N/A	1,530,661	1,530,661	1,530,661
Health and welfare benefits (12)	N/A	16,501	0	0
Outplacement	N/A	10,000	N/A	N/A
Total:	N/A	12,135,965	2,181,063	10,849,465

(1)	Messrs. Livingston and Spurgeon are eligible for early retirement under the Rule of 70. Accordingly, we have assumed that each would take early retirement rather than voluntary termination.
(2)	Dover anticipates allowing anyone eligible for early retirement under the Rule of 70 to take early retirement in the event of involuntary termination for awards under the 2005 and 2012 Plans. Accordingly, for Messrs. Livingston and Spurgeon, this column reflects the applicable early retirement treatment of their cash performance awards, performance shares, restricted stock units, stock options and SSARs.
(3)	A NEO whose employment is terminated by us for cause will forfeit all outstanding cash and equity awards, whether or not vested or exercisable. The executive will receive a payment of amounts deferred and accrued in the deferred compensation plan but will forfeit benefits under the PRP in accordance with the PRP terms.
(4)	Under the 2005 and 2012 Plans, in respect of awards granted prior to August 10, 2014, a NEO who has (i) at least 10 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 65 or (ii) at least 15 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 70, may take early retirement under the Rule of 65 or Rule of 70, respectively provided the executive complies with applicable notice and non-competition provisions.
(5)	Represents 12 month salary continuation plus an amount equal to the pro rata portion of the annual bonus paid for the prior year, subject to the Compensation Committee’s discretion to reduce the payment amount, or in the case of Mr. Cerepak a pro rata portion of the target bonus for the prior year.
(6)	Represents payout of the cash performance award for the performance period 2013-2015, assuming satisfaction of the applicable performance targets.
(7)	Represents payout of the performance share award for the performance period 2013-2015. Also includes for those NEOs eligible for early retirement under the Rule of 70, assumed pro rata payouts of the performance share awards for the three-year performance period 2014-2016 at the actual performance level through December 31, 2015. This calculation assumes that the Compensation Committee approves payout for the performance periods for the NEO.
(8)	Reflects the value of vested options and SSARs as of December 31, 2015, which is the difference between the closing price of $61.31 per share of our common stock on December 31, 2015, and the exercise price of each option and SSAR award multiplied by the number of shares covered by such award. Also includes for the NEOs eligible for early retirement under the Rule of 70, the value of unvested options and SSARs that would vest within 36 months following the executive’s retirement valued in the same manner.
(9)	For those NEOs eligible for early retirement under the Rule of 65 or Rule of 70, reflects the value as of December 31, 2015 of unvested restricted stock units that will vest within 36 months for Rule of 70 and 24 months for Rule of 65.
(10)	Reflects benefits accrued under the PRP and pension plan as of December 31, 2015.
(11)	Reflects benefits accrued under the pension plan as of December 31, 2015. Benefits accrued under the PRP are forfeited in the event of a termination for cause as defined in the PRP.

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EXECUTIVE COMPENSATION

(12)	Under the severance plan, an executive is entitled to a monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits.
(13)	Reflects the value as of December 31, 2015 of then unvested restricted stock award (vested on February 10, 2016).
(14)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the deferred compensation plan as of December 31, 2015; no increase in such benefits would result from the termination event.

Potential Payments in Connection with a Change-in-control (Without Termination)

As discussed below, the payment of severance benefits following a change-in-control is subject to a double-trigger that is, such benefits are payable only upon certain specified termination events following a change-in-control. However, rights of an executive under the 2005 Plan, the 2012 Plan, the deferred compensation plan, the pension plan, the PRP and other incentive and benefit plans are governed by the terms of those plans and typically are effected by the change-in-control event itself, even if the executive continues to be employed by us or a successor company following the change-in-control.

All equity and cash performance awards outstanding as of December 31, 2015 were granted under the 2005 Plan or the 2012 Plan. Under the 2005 Plan, upon a change-in-control, all outstanding options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement. All outstanding cash performance awards and performance share awards immediately vest and become immediately due and payable. The performance periods of all outstanding cash performance awards and performance share awards terminate on the last day of the month prior to the month in which the change-in-control occurs. The participant is entitled to a payment, the amount of which is determined in accordance with the plan and the relevant cash performance award or performance share award agreement, which is then prorated based on the portion of the performance period that the participant completed prior to the change-in-control.

Under the 2012 Plan, upon a change in control of Dover (as defined in the 2012 Plan) and if, within 18 months following the date of the change in control, the participant is either involuntarily terminated other than for cause, death or disability, such that the participant is no longer employed by a Dover company or an event or condition that constitutes “good reason” under the 2012 Plan occurs, and the participant subsequently resigns for good reason within applicable time limits and other applicable requirements under the 2012 Plan:

•	All options and SSARs immediately vest upon the date of termination and become exercisable in accordance with the terms of the applicable award agreement;

•	All cash performance and performance share awards will be deemed to have been earned “at target” as if the performance target had been achieved and such awards will immediately vest and become immediately due and payable on the date of termination; and

•	All outstanding restrictions, including any performance targets, on restricted stock or restricted stock unit awards will immediately vest or expire on the date of termination, and be deemed to have been satisfied or earned “at target” as if the performance targets, if any, have been achieved, and the award will become immediately due and payable on the date of termination.

In the event of a change in control in which a participant’s outstanding awards are impaired in value or rights as determined solely in the discretion of Dover’s “continuing directors” (as defined in the plan), are not assumed by a successor corporation or an affiliate thereof, or are not replaced with an award or grant that, solely in the discretion of the Dover’s continuing directors, will preserve the existing value of the outstanding awards at the time of the change in control:

•	All outstanding options and SSARs will immediately vest on the date of the change in control and become exercisable in accordance with the terms of the applicable award agreement;

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EXECUTIVE COMPENSATION

•	All outstanding performance share awards and cash performance awards will immediately vest and become due and payable on the date of the change in control as follows: the performance period of each such award will terminate on the last day of the month prior to the month in which the change in control occurs; the participant will be entitled to a cash or stock payment, the amount of which will be determined in accordance with the 2012 Plan and the applicable award agreement prorated based on the number of months in the performance period which have passed prior to the change in control as compared to the total number of months in the original performance period; and

•	All outstanding restrictions, including any performance targets with respect to any options, SSARs, restricted stock or restricted stock unit awards will immediately vest or expire on the date of the change in control and be deemed to have been satisfied or earned at “target” as if the performance targets, if any, have been achieved and such awards will become immediately due and payable on the date of the change in control.

Each person granted an award under the 2005 Plan or 2012 Plan is deemed to agree that, upon a tender or exchange offer, proxy solicitation or other action seeking to effect a change-in-control of Dover, he or she will not voluntarily terminate employment with us or any of our companies and, unless terminated by us, will continue to render services to us until the person seeking to effect a change-in-control of our Company has abandoned, terminated or succeeded in such person’s efforts to effect the change-in-control.

Under the PRP, upon a change-in-control, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the change-in-control. Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

The following table shows the aggregate potential equity values and potential payments under plans to which each of the continuing NEOs would have been entitled upon a change-in-control on December 31, 2015.

Named Executive Officer	Stock Options/ SSARs ($)(1)	Cash Performance Awards ($)	Restricted Stock Awards ($)	Performance Share Awards ($)	PRP and Pension Plan ($)	Deferred Compensation Plan ($)
Robert A. Livingston	17,421,277	0	0	848,040	16,668,846	0
Brad M. Cerepak	1,643,625	0	2,452,400	228,748	829,293	0
C. Anderson Fincher	2,234,367	269,940	0	52,972	1,448,373	184,536
Somasundaram Sivasankaran	735,004	0	0	52,972	886,485	1,981,674
William W. Spurgeon, Jr.	1,315,964	790,760	0	106,005	6,010,991	1,530,661

(1)	Reflects value of vested and unvested options and SSARs granted under the 2005 Plan and the 2012 Plan; table assumes no acceleration of vesting of such awards upon a change of control per the Plan provisions described above.

DOVER CORPORATION – 2016 Proxy Statement 64

EXECUTIVE COMPENSATION

Potential Payments upon Termination Following a Change-in-control

Under the CIC severance plan, an NEO covered by the plan will be entitled to receive severance payments if, within 18 months after the change-in-control, either his employment is terminated by Dover without “cause” or the executive terminates employment for “good reason,” as such terms are defined in the plan. The severance payments will consist of the following:

•	A lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher; and

•	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

No executive may receive severance benefits under more than one plan or arrangement. If Dover determines that (i) any payment or distribution to an executive in connection with change-in-control, whether under the CIC severance plan or otherwise, would be subject to excise tax as an excess parachute payment under the Internal Revenue Code and (ii) the executive would receive a greater net-after-tax amount by reducing the amount of the severance payment, Dover will reduce the severance payments made under the CIC severance plan to the maximum amount that might be paid (but not less than zero) without the executive becoming subject to the excise tax. The CIC severance plan does not provide any gross-up for excise taxes.

The following table shows the potential payments and other benefits that each of the NEOs would have been entitled to receive upon involuntary or good reason termination following a change-in-control on December 31, 2015.

Named Executive Officer	Lump Sum Amount ($)	Health and Welfare Benefits ($)	Outplace- ment ($)	Stock Options/ SSARs ($)(1)	Restricted Stock Units ($)(2)	Cash Perfor- mance Awards ($)(3)	Perfor- mance Share Awards ($)(4)	280G Tax Gross-Up /Cutback Amount ($)(5)	Total ($)(6)
Robert A. Livingston	6,727,500	21,166	10,000	0	1,731,640	0	2,053,640	0	10,543,946
Brad M. Cerepak	3,767,400	20,425	10,000	0	813,338	0	569,631	0	5,180,794
C. Anderson Fincher	3,079,700	20,254	10,000	0	283,130	0	499,002	0	3,892,086
Somasundaram Sivasankaran	2,990,000	17,824	10,000	0	283,130	0	499,002	0	3,799,956
William W. Spurgeon Jr.	3,887,000	16,501	10,000	0	283,130	0	499,002	0	4,695,633

(1)	Represents acceleration of vesting of SSAR awards granted under the 2012 Plan.
(2)	Represents restricted stock units granted under the 2012 Plan.
(3)	Represents awards granted under the 2012 Plan.
(4)	Represents payout at target of performance share awards granted under the 2012 Plan for the 2014-2016 and 2015-2017 performance periods.
(5)	The cutback amount shown in this column reflects the application of the “best net” provisions under the CIC severance plan as described above.
(6)	For additional potential amounts payable upon a change-in-control under Dover’s employee benefit plans without termination of employment, see table on previous page.

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EXECUTIVE COMPENSATION

PROPOSAL 3 —	ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Each year, we offer our shareholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. Our shareholders are also entitled, at least once every six years, to provide an advisory nonbinding vote on how frequently the shareholders should be entitled to provide an advisory vote on the compensation of our NEOs. At the 2011 annual meeting of shareholders, the Board recommended and our shareholders overwhelmingly approved holding an annual advisory vote on executive compensation. Our Board anticipates next holding a shareholder advisory vote on the frequency of the advisory vote on executive compensation at the 2017 annual meeting of shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. We believe that Dover’s compensation programs are well designed and reinforce our strategic focus on continued revenue and profit growth. Over the past few years, Dover has enacted many changes to its programs that are outlined in the Compensation Discussion and Analysis section of this Proxy Statement. We believe these changes have further strengthened the linkage between our compensation programs and the creation of shareholder value. At the 2015 annual meeting of shareholders, 96% of the voting shareholders approved the compensation of the NEOs (the measure passed with 85% of the vote, taking into account abstentions and broker non-votes).

This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that Dover’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Dover’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory and therefore not binding on Dover, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

DOVER CORPORATION – 2016 Proxy Statement 66

MANAGEMENT PROPOSAL

PROPOSAL 4 —	APPROVAL OF AMENDMENTS TO ARTICLE 16 OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO ACT BY WRITTEN CONSENT

On the recommendation of the Governance and Nominating Committee, the Board recommends that shareholders adopt amendments to Article 16 of our charter that would allow shareholders to act by written consent.

Dover received a shareholder proposal last year requesting that the Board take the necessary steps to allow shareholders to act by written consent. At our 2015 Annual Meeting of Shareholders, the shareholder proposal was approved by 51.9% of the shares present and entitled to vote on the proposal, which constituted 40.7% of our shares outstanding.

As part of our shareholder engagement efforts and in response to the shareholder vote, following the annual meeting, we engaged in discussions with several of our largest shareholders regarding the desirability of permitting shareholders to act by written consent. Many of these shareholders expressed the view that the right to act by written consent was unnecessary in light of our shareholders’ existing right to call special meetings. Many also expressed concerns that the written consent process could be subject to abuse absent adequate procedural safeguards. After careful consideration of the feedback received from shareholders through our engagement efforts, the Board is proposing an amendment to our charter that would allow shareholders to act by written consent if shareholders holding at least 25% of our outstanding shares deliver a valid request for the Board to set a record date to determine the shareholders entitled to act by written consent. The Board determined to set the threshold to request a record date for action by written consent at 25% of our outstanding shares to match the current 25% threshold that is required for shareholders to call a special meeting.

Last year, the Board opposed the shareholder proposal on action by written consent due to concerns similar to those expressed by several of the shareholders with whom we engaged. Accordingly, in proposing to amend our charter to allow shareholders to act by written consent, the Board believes that adopting the procedural and other safeguards described below is necessary to ensure fairness and transparency in the process for all our shareholders. These safeguards include:

•	To ensure that shareholders who have limited support for the action being proposed do not cause Dover to incur unnecessary expense or disruption caused by a written consent solicitation, the proposed amendment requires that shareholders seeking to act by written consent must own, individually or in the aggregate, at least 25% of our outstanding shares to request that the Board set a record date to determine the shareholders entitled to act by written consent. This is the same ownership threshold as is required for our shareholders to call a special meeting. The Board believes that the threshold for setting a record date to act by written consent and calling a special meeting should be the same so there is no advantage to proceeding in one way versus the other. The Board believes the 25% threshold strikes an appropriate balance between enhancing the ability of shareholders to initiate shareholder action that is not recommended by the Board and limiting the risk of subjecting shareholders to numerous special meeting requests or written consent solicitations that may only be relevant to particular constituencies. In the course of our engagement with shareholders concerning written consent, many shareholders expressed support for setting the threshold at 25%.

•	To protect against shareholder disenfranchisement, written consents must be solicited from all shareholders in accordance with Regulation 14A of the Exchange Act, ensuring that a written consent solicitation statement is publicly filed and giving each shareholder the right to consider and act on a proposal. This protection would also eliminate the possibility that a small group of shareholders could act without a public and transparent discussion of the merits of any proposed action and without input from all shareholders.

DOVER CORPORATION – 2016 Proxy Statement 67

MANAGEMENT PROPOSAL

•	To provide transparency, shareholders requesting action by written consent must provide Dover with the same information currently required of any Dover shareholder seeking to nominate directors or propose action at a meeting.

•	To provide the Board with a reasonable timeframe to properly evaluate and respond to a shareholder request, the proposed amendment requires that the Board must act, with respect to a valid request, to set a record date by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) five days after delivery by the shareholder(s) of any information requested by Dover to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent. The record date must be no more than 10 days after the Board action to set a record date. Should the Board fail to set a record date by the required date, the record date will be the first date after the expiration of the 10-day period on which a signed shareholder written consent is delivered to Dover.

•	To ensure that shareholders have sufficient time to consider the proposal, as well as to provide the Board the opportunity to present its views regarding the proposed action, delivery of executed consents cannot begin until 60 days after the valid delivery of a request to set a record date.

•	To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available in a limited number of circumstances, including (i) for matters that are not a proper subject for shareholder action, (ii) if the record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law, (iii) if the request to set a record date is delivered to Dover during the period beginning 90 days prior to the first anniversary of the date of the most recent annual meeting and ending on the earlier of the date of the next annual meeting and 30 days after the first anniversary of the most recent annual meeting, (iv) if an annual or special meeting of shareholders that included an item of business identical or substantially similar to the proposed action was held within 12 months before Dover received the request for a record date, (iv) if an identical or substantially similar item consisting of the election or removal of directors was presented at an annual or special meeting of shareholders held within 90 days before Dover received the request for a record date, or (v) if an identical or substantially similar item is included in our notice for a meeting of shareholders that has been called but not yet held or will be included in the notice for a meeting to be called within 40 days after the date Dover received the request for a record date.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix A to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Required Vote and Recommendation

In accordance with Delaware law, our Board has approved and declared advisable the proposed amendment and is recommending it to shareholders for approval. Under our charter and Delaware law, approval of Proposal 4 will require the affirmative vote at least 80% of our outstanding shares of common stock.

Abstentions and broker non-votes will have the effect of votes against the proposal. If this Proposal 4 is approved by shareholders, Dover will file with the Delaware Secretary of State an amended and restated charter incorporating the Amendment set forth in Appendix A. The amendment will become effective on the date the filing is accepted by the Delaware Secretary of State or at such later date as set forth therein. If Proposal 4 is not approved by the requisite vote, the proposed amendments to Article 16 of our charter will not be implemented and Dover’s current prohibition on shareholder action by written consent will remain.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO ARTICLE 16 OF THE RESTATED CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO ACT BY WRITTEN CONSENT.

DOVER CORPORATION – 2016 Proxy Statement 68

SHAREHOLDER PROPOSAL

PROPOSAL 5 —	SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of shares of Dover’s common stock valued at $2,000 or greater, has given notice that he intends to present a proposal for consideration at the Meeting. In accordance with SEC rules, the proposed resolution and supporting statement are printed verbatim below. The Board accepts no responsibility for the content and accuracy of the proposal and the supporting statement.

Proposal 5 – Shareholder Proxy Access

RESOLVED: Shareholders ask our board of directors to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a) have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the

Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

The Security and Exchange Commission’s universal proxy access Rule 14a-11 was unfortunately vacated by 2011 a court decision. Therefore, proxy access rights must be established on a company-by-company basis.

Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule), a cost-benefit analysis by the CFA Institute (Chartered Financial Analyst), found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140 billion.

Please vote to enhance shareholder value: Shareholder Proxy Access — Proposal 5

Opposition Statement of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors believes that this shareholder proposal is moot and unnecessary, as our shareholders already have a meaningful and appropriate proxy access right.

We have adopted a carefully considered proxy access framework that strikes the appropriate balance between enhancing shareholder rights and adequately protecting the best interests of all of our shareholders.

DOVER CORPORATION – 2016 Proxy Statement 69

SHAREHOLDER PROPOSAL

On February 11, 2016, the Board amended our by-laws to implement proxy access. Under our by-laws, a shareholder or a group of up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the by-laws.

Prior to amending our by-laws, the Board closely monitored proxy access developments and held discussions with several of our largest shareholders. These discussions provided valuable feedback on proxy access, including feedback on the particular proxy access terms that our shareholders view as appropriate for Dover. Although our shareholders expressed varying views on proxy access generally, and on the specific terms of a proxy access by-law, many shareholders indicated that they viewed proxy access as an important shareholder right. At the same time, however, shareholders shared the Company’s concern that proxy access could be misused by short-term investors to disrupt the Board and lead to unnecessary expense and distraction.

Based on the information available to the Board, as well as its own deliberations on the topic, the Board proactively adopted a proxy access by-law that is accessible and responsive to our shareholders. Our proxy access framework is also consistent with the frameworks implemented by many other Fortune 500 companies that have adopted proxy access.

We have a strong corporate governance structure and record of accountability.

Our current corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to our shareholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our shareholders and other stakeholders.

In addition to adopting a proxy access by-law earlier this year, we have implemented numerous other corporate governance measures to ensure the Board remains accountable to our shareholders. For example:

•	Separate Chairman and CEO Roles – Our board has adopted a structure whereby our Chairman is an independent director.
•	Independent Board – All of our directors, with the exception of our CEO, are independent.

•	Annual Election of Directors – Each of our directors serves a one-year term and stands for re-election at each annual meeting.

•	Majority Voting – Directors must be elected by a majority vote in an uncontested election and a director who fails to receive the required number of votes for re-election must tender his or her written resignation for consideration by the Board.

•	Shareholder Engagement – Shareholders can communicate directly with the Board and/or individual directors. In addition, in 2015, we launched a shareholder engagement initiative as a way to ensure that we maintain an ongoing and open dialogue with our shareholders.

•	Shareholder Right to Call Special Meetings – In 2014, the Board amended our by-laws to permit shareholders holding 25% of our outstanding shares to call a special shareholder meeting.

•	Elimination of Supermajority Voting Provisions – In 2014, in response to a nonbinding shareholder proposal approved at the 2013 annual meeting, we submitted for shareholder approval charter amendments to eliminate supermajority voting provisions and eliminated those provisions receiving the requisite shareholder approval.

•	Shareholder Action by Written Consent – As described more fully in Proposal 4 above, the Board has approved and is submitting for shareholder approval at the Meeting a charter amendment to provide shareholders with the right to act by written consent.

•	No Shareholder Rights Plan – We do not have a shareholders rights plan.

Consistent with its current practice, the Board will continue to evaluate appropriate corporate governance measures and changes to our governance structure, policies and practices that it believes will serve the best interests of Dover and its shareholders.

In light of the carefully considered proxy access by-law adopted earlier this year, as well as the Board’s continuing commitment to ensuring effective corporate governance, the Board believes that this proposal is moot and unnecessary and recommends a vote “AGAINST” this proposal.

DOVER CORPORATION – 2016 Proxy Statement 70

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

In order for shareholder proposals to be included in our proxy statement for the 2017 Annual Meeting, they must be received by our Corporate Secretary at our principal executive offices, 3005 Highland Parkway, Downers Grove, Illinois, 60515, no later than the close of business on November 24, 2016.

We recently adopted a proxy access right to permit a shareholder or a group of up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws. Notice of proxy access director nominees must be received by our Corporate Secretary at our principal executive offices at the address above no earlier than October 25, 2016 and no later than the close of business on November 24, 2016 being, respectively, 150 days and 120 days prior to the first anniversary of the date we first distributed this proxy statement.

All other shareholder proposals, in order to be voted on at the 2017 Annual Meeting, must be received by us no earlier than January 5, 2017, and no later than the close of business on February 4, 2017 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2016 Annual Meeting of Shareholders.

Dated: March 24, 2016	By authority of the Board of Directors,

IVONNE M. CABRERA

Secretary

DOVER CORPORATION – 2016 Proxy Statement 71

Appendix A

PROPOSED AMENDMENT TO ARTICLE 16 OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO ACT BY WRITTEN CONSENT

(matter to be deleted is stricken; matter to be added is underlined)

SIXTEENTH: No ~~Any~~ action required or permitted to be taken by the stockholders of the corporation ~~or which may be taken at~~ any annual or special meeting of stockholders of the corporation may be effected by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware; provided that no such action may be effected except in accordance with the provisions of this Article Sixteenth and applicable law ~~taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.~~

~~Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), any amendment, alternation, change or repeal of this Article Sixteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that such 80% vote of the then outstanding vote shall not required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.~~

(a) Request for Record Date. The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Sixteenth. Any stockholder of the corporation seeking to have the stockholders of the corporation authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of this corporation, delivered to this corporation and signed by holders of record at the time such notice is delivered holding shares representing in the aggregate at least twenty five percent (25%) of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Article Sixteenth. Following delivery of the notice, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information required by the corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent under paragraph (c) of the Article Sixteenth, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose (unless the Board of Directors shall have previously fixed a record date therefor). The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a notice complying with the second and third sentences of this paragraph (a) has been duly delivered to the Secretary of the corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date after the expiration of the ten day time period set forth in the preceding sentence on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the corporation in the manner described in paragraph (f) of this Article Sixteenth; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) Notice Requirements. Any notice required by paragraph (a) of this Article Sixteenth must be delivered by the holders of record of at least twenty five percent (25%) of the voting power of the outstanding shares of capital stock of the corporation

DOVER CORPORATION – 2016 Proxy Statement A-1

entitled to vote on the matter (with evidence of such ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by the By-laws of the corporation, as amended from time to time, as though such stockholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of stockholders, as applicable, and (ii) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the By-laws of the corporation). The corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (c) of this Article Sixteenth.

(c) Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date for such action is delivered to the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date for such action is delivered to the corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date was delivered to the corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (v) a Similar Item is included in the corporation’s notice as an item of business to be brought before a stockholders meeting that (A) has been called by the time the request for a record date is delivered to the corporation but not yet held or (B) is to be called within forty (40) days after the request for a record date is delivered to the corporation and held as soon as practicable thereafter, or (vi) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law.

(d) Manner of Consent Solicitation. Holders of capital stock of the corporation may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of this corporation entitled to vote on the matter and in accordance with applicable law.

(e) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article Sixteenth and not later than one hundred twenty (120) days after the record date, consents signed by a sufficient number of stockholders to take such action are so delivered to this corporation.

(f) Delivery of Consents. No Consents may be dated or delivered to the corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the corporation of Consents, the Secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more

DOVER CORPORATION – 2016 Proxy Statement A-2

members of the Board of Directors, the Secretary of this corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, shall promptly designate one or more persons, who shall not be members of the Board of Directors, to serve as inspector(s) with respect to such Consent, and such inspector(s) shall discharge the functions of the Secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, under this Article Sixteenth. If after such investigation the Secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the inspector(s), as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of this corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the inspector(s), as the case may be, may, at the expense of this corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g) Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation to the contrary, no action may be taken by written consent of the holders of Common Stock of the corporation except in accordance with this Article Sixteenth. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article Sixteenth, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article Sixteenth, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of this corporation, such other officer of this corporation as the Board of Directors may designate, or the inspector(s), as applicable, certify to this corporation that the Consents delivered to this corporation in accordance with paragraph (f) of this Article Sixteenth, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares of capital stock of the corporation entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

(h) Challenge to Validity of Consent. Nothing contained in this Article Sixteenth shall in any way be construed to suggest or imply that the Board of Directors of the corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the inspector(s), as the case may be, or to prosecute or defend any litigation with respect thereto.

(i) Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article Sixteenth shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent on any given matter in accordance with applicable law.

DOVER CORPORATION – 2016 Proxy Statement A-3

DOVER CORPORATION 3005 HIGHLAND PARKWAY DOWNERS GROVE, IL 60515	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E00848-P73351-Z67182 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOVER CORPORATION
The Board of Directors recommends a vote FOR each director under Item 1:
1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends a vote FOR Items 2, 3 and 4:		For
	1a. P. T. Francis		☐	☐	☐				Against	Abstain
	1b. K. C. Graham		☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm for 2016.	☐	☐	☐
	1c. M. F. Johnston		☐	☐	☐
	1d. R. A. Livingston		☐	☐	☐	3.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
	1e. R. K. Lochridge		☐	☐	☐
	1f. B. G. Rethore		☐	☐	☐	4.	To approve amendments to Article 16 of our Restated Certificate of Incorporation to allow shareholders to act by written consent.	☐	☐	☐
	1g. M. B. Stubbs		☐	☐	☐
	1h. S. M. Todd		☐	☐	☐	The Board of Directors recommends a vote AGAINST Item 5:
	1i. S. K. Wagner		☐	☐	☐	5.	To consider a shareholder proposal regarding proxy access, if properly presented at the meeting.	☐	☐	☐
	1j. K. E. Wandell		☐	☐	☐
	1k. M. A. Winston		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day before the annual meeting date.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E00849-P73351-Z67182

PROXY

DOVER CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

MAY 5, 2016

The undersigned hereby appoints Robert A. Livingston, Brad M. Cerepak and Ivonne M. Cabrera, and each of them, as the undersigned’s proxy or proxies, each with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in Chicago, IL on May 5, 2016 at 9:00 A.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof, revoking any proxy or proxies heretofore given. For participants in the Company’s Retirement Savings Plan, this proxy will govern the voting of stock held for the account of the undersigned in the Plan.

IMPORTANT - You have the option of voting these shares by returning the enclosed proxy card, voting via Internet or by using a toll-free telephone number above and on the reverse side. On the reverse side of this proxy card are instructions on how to vote via the Internet or by telephone. If you vote by either of these methods, your vote will be recorded as if you mailed in your proxy card. If you vote by returning this proxy card, you must sign and date this proxy on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5.

Continued and to be signed on reverse side